                                                                  Exhibit 11.03

                           LIMITED LIABILITY COMPANY

                                       OF

                              SYLVAN VENTURES, LLC

                                  BY AND AMONG

                         SYLVAN LEARNING SYSTEMS, INC.,

                          AP EDUCATE INVESTMENTS, LLC,

                             SYLVAN VENTURES, INC.,

                          R. CHRISTOPHER HOEHN-SARIC,

                                      AND

                               DOUGLAS L. BECKER


                                 JUNE 30, 2000

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                                Table of Contents

                                                                  Page
                                                                  ----

Article I   Defined Terms
            1.1   Defined Terms...................................  1
Article II  Organization
            2.1   Formation....................................... 17
            2.2   Name............................................ 17
            2.3   Purpose......................................... 17
            2.4   Term............................................ 17
            2.5   Registered Office; Principal Place of Business.. 17
            2.6   Registered Agent................................ 17
            2.7   Members......................................... 17
Article III Capital Contributions; Additional
      Preferred Units; Membership Profit Interest Plan
            3.1   Capital Contributions........................... 18
            3.2   Issuance of Additional Units.................... 21
            3.3   Membership Profit Interest Plan................. 22
Article IV  Allocations and Distributions
            4.1   Distributions .................................. 22
            4.2   Allocations .................................... 27
            4.3   Special Allocations............................. 30
            4.4   Other Allocation and Distribution Rules......... 32
Article V   Management:  Board of Managers, etc.
            5.1   Authority of Board; Election of Managers; Removal;
                  Vacancies; Meetings of the Board................ 34
            5.2   Meetings of Members............................. 42
            5.3   Officers........................................ 43
            5.4   Waiver of Notification.......................... 44
            5.5   Personal Services............................... 44
            5.6   Limitation on Authority of Members.............. 44
            5.7   Liability and Indemnification................... 44
Article VI  Transfer of Membership Interests
            6.1   No Transfer or Voluntary Withdrawal............. 46
            6.2   Transfer of Preferred Units..................... 47
            6.3   Transfer by Management Members.................. 47
            6.4   Transfer of Membership Profit Interests......... 48
            6.5   Tag-Along Rights................................ 48
            6.6   Registration Rights............................. 49
            6.7   Admission of Transferee as Member............... 49
Article VII Miscellaneous Agreements
            7.1   Preemptive Rights............................... 50
            7.2   Optional Conversion of Preferred Units.......... 52


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            7.3   Qualified IPO................................... 57
            7.4   Exclusivity..................................... 59
            7.5   Real Estate Assets.............................. 60
            7.6   Investment Company Act.......................... 61
            7.7   Plan Assets..................................... 61
Article VIII Dissolution, Liquidation, and Termination of the Company
            8.1   Events of Dissolution........................... 61
            8.2   Procedure for Winding Up and Dissolution........ 62
Article IX Books, Records, Accounting
            9.1   Books and Records; Accounting Period and
                    Policies...................................... 62
            9.2   Bank Accounts................................... 63
            9.3   Taxes and Reports............................... 63
Article X  General Provisions
            10.1  Title to Company Property....................... 64
            10.2  Arbitration..................................... 64
            10.3  Assurances...................................... 65
            10.4  Notifications................................... 65
            10.5  Specific Performance............................ 65
            10.6  Entire Agreement; Amendment; Waiver............. 65
            10.7  Applicable Law; Jurisdiction.................... 66
            10.8  Word Meanings; Headings......................... 66
            10.9  Binding Effect.................................. 66
            10.10 Interpretation.................................. 66
            10.11 Separability.................................... 66
            10.12 Counterparts.................................... 66
List of Exhibits
            Exhibit A   Members, Initial Capital Contributions,
                        Commitments, Units and Percentages
            Exhibit B   Certificate of Formation and Certificate of Amendment
            Exhibit C   Membership Profit Interest Plan
            Exhibit D   Calculation of Conversion of Membership
                        Profit Interests Upon a Qualified IPO
            Exhibit E   Description of Real Estate Assets
            Exhibit F   Permitted Affiliate Transactions

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              SYLVAN VENTURES, LLC

      THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is executed on this 30th day of June, 2000 (the "Effective Date"), by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation ("Sylvan"), AP EDUCATE INVESTMENTS, LLC, a Delaware limited liability company ("Apollo"), SYLVAN VENTURES, INC., a Delaware corporation ("Holding"), R. CHRISTOPHER HOEHN-SARIC ("Hoehn-Saric"), and DOUGLAS
L. BECKER ("Becker"), and the other "Members" (as defined below).

      WHEREAS, the parties hereto have entered into that certain Formation Agreement of even date herewith (the "Formation Agreement") setting forth certain representations, warranties, covenants and agreements in connection with the formation and capitalization of the "Company," as defined herein.

      WHEREAS, the parties hereto have further agreed to organize and operate the Company in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                  Defined Terms

      1.1 Defined Terms.

      The following capitalized terms shall have the meanings specified in this
Article I. Other terms are defined in the recitals hereto or in the text of this Agreement, and shall have the meanings respectively ascribed to them.

            "Act" means the Delaware Limited Liability Company Act (6 Del. C. ss.ss.18-101 et. seq.), as amended from time to time.

            "Acquiring Persons" has the meaning set forth in Section 7.1.1 hereof.

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            "Additional Capital Call" has the meaning set forth in Section 3.1.3 hereof.

            "Additional Units" has the meaning set forth in Section 3.2 hereof.

            "Adjusted Capital Account Balance" means, with respect to each Membership Interest Holder, the balance of the Capital Account of such Membership Interest Holder as of the end of the applicable Fiscal Year of the Company, adjusted for the following:

                  (i) Such Capital Account shall be credited for any amounts which such Membership Interest Holder is obligated or treated as obligated to restore with respect to any deficit balance in its Capital Account pursuant to Regulation Sections 1.704-1(b)(2)(ii)(b)(3) and 1.704-1(b)(2)(ii)(c),
respectively.

                  (ii) Such Capital Account shall be credited for any amounts which such Membership Interest Holder is deemed to be obligated to restore with respect to any deficit balance in his or its Capital Account pursuant to the next to last sentences of each of Regulation Section 1.704-2(g)(1) (that is, the Membership Interest Holder's share of Minimum Gain) and Regulation Section 1.704-2(i)(5) (that is, the Membership Interest Holder's share of partner nonrecourse debt minimum gain).

                  (iii) Such Capital Account shall be debited for any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Regulation Section 1.704-1(b)(2)(ii)(d).

            "Adjusted Capital Account Deficit" means, with respect to any Membership Interest Holder, the deficit balance, if any, in such Membership Interest Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

                  (i) The deficit shall be decreased by the amounts, if any, which such Membership Interest Holder is obligated to restore pursuant to
Section 3.1.2 hereof, or is deemed obligated to restore pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (ii) The deficit shall be increased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.


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            "Affiliate" means either:

                  (i) with respect to any Person other than an individual, any other Person who, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person; and

                  (ii) with respect to an individual:

                        (A) any other Person, directly or indirectly through one or more intermediaries, Controlled by such individual;

                        (B) any parent, grandparent, sibling, lineal descendant, or the spouse, of such individual;

                        (C) any trust established for the benefit of such individual or for the benefit of any other individual described in subsection
(B) above; or

                        (D) the testamentary estate, executor, executrix, administrator, personal representative, heir, or devisee of such individual.

                  "Affiliate Transaction" has the meaning set forth in Section
5.1.1 hereof.

                  "Agreement" means this Agreement and all Exhibits attached hereto, as originally executed and as amended from time to time, as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to the Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

                  "Apollo" has the meaning set forth in the preamble hereto.

                  "Apollo Permitted Transferee" means any Affiliate or Related Person of Apollo.

                  "Apollo Person" means Apollo or any member of Apollo.

                  "Becker" has the meaning set forth in the preamble hereto.

                  "Board" means the Board of Managers of the Company elected by the Members in accordance with the provisions of this Agreement.

                  "Business" means the business of the Company of (i) making (directly or through intermediate Persons) Investments in Subject Companies,
(ii) promoting the development of Portfolio Companies, including without limitation, management and supervision (depending on the level of investment),
(iii) providing


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strategic guidance and operational support to such Portfolio Companies, (iv)
promoting collaboration among such Portfolio Companies, and (v) owning and managing the Real Estate Assets.

            "Call Due Date" has the meaning set forth in Section 3.1.3 hereof.

            "Capital Account" means the capital account maintained by the Company for each Membership Interest Holder in accordance with the following provisions:

                  (i) A Membership Interest Holder's Capital Account shall be credited with the Membership Interest Holder's Capital Contributions, the amount of any Company liabilities assumed by the Membership Interest Holder (or which are secured by Company property distributed to the Membership Interest Holder), the Membership Interest Holder's allocable share of Profit, Real Estate Profit, and any share of income or gain specially allocated to such Membership Interest Holder pursuant to the provisions of Section 4.3 (other than Section 4.3.3) hereof; and

                  (ii) A Membership Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Membership Interest Holder, the amount of any liabilities of the Membership Interest Holder assumed by the Company (or which are secured by property contributed by the Membership Interest Holder to the Company), the Membership Interest Holder's allocable share of Loss, Real Estate Loss, and any share of deductions or losses specially allocated to the Membership Interest Holder pursuant to the provisions of Section 4.3 (other than Section 4.3.3) hereof.

      If any Membership Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Membership Interest. It is intended that the Capital Accounts of all Membership Interest Holders shall be maintained in compliance with the provisions of Regulations
Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such Regulations.

            "Capital Contribution" means, with respect to any Member at any time, the aggregate amount of cash and the fair market value of other assets (net of liabilities secured by such assets) contributed (or deemed contributed under Regulations Section 1.704-1(b)(2)(iv)(d)) to the Company by such Member at or prior to such time.

            "Capital Proceeds" means the net amount of cash or other consideration received by the Company from a Capital Transaction other than Real Estate Proceeds, after payment of all expenses associated with the Capital Transaction.


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

            "Capital Transaction" means any transaction not in the ordinary course of business which results in the Company's receipt of cash or other consideration (other than Capital Contributions), including, without limitation, proceeds of sales or exchanges or other dispositions of substantially all of the Company's property or substantially all of any Investment, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

            "Certificate" has the meaning set forth in Section 2.1 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

            "Commitment" means, with respect to each Member, the maximum amount of Capital Contributions which such Member may be obligated to contribute to the Company pursuant to Section 3.1 hereof, less the aggregate amount of such Capital Contributions actually contributed to the Company by such Member. The respective Commitments of each of Sylvan, Apollo, Holding and the Management Members are set forth on Exhibit A attached hereto.

            "Commitment Ratio" means, with respect to any Member, a fraction, the numerator of which is such Member's Commitment as of the date of such determination, and the denominator of which is the sum of the Commitments of all Members as of the date of such determination.

            "Common Units" means Units designated as Common Units on Exhibit A hereof.

            "Company" means the limited liability company formed in accordance with this Agreement and the Act, as said limited liability company may be constituted from time to time.

            "Company Acceptance Notice" has the meaning set forth in Section
7.4.2 hereof.

            "Company Subsidiary" means any Person Controlled by the Company or by any other Company Subsidiary.

            "Consent of the Members" means the vote or written consent of Members owning more than 50% of the Percentages.

            "Consent of the Preferred" means the vote or written consent of Members owning more than 50% of the outstanding Preferred Units.

            "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise.

            "Conversion Price" has the meaning set forth in Section 7.2.1 hereof.

            "Convertible Securities" has the meaning set forth in Section 7.2.4 hereof.

            "Corporate Successor" means the corporate successor of the Company (other than Holding) formed in connection with a Qualified IPO.

            "Defaulting Member" has the meaning set forth in Section 3.1.3 hereof.

            "Dilutive Event" has the meaning set forth in Section 7.2.4 hereof.

            "Effective Date" has the meaning set forth in the preamble hereto.

            "Escrow Account" means an account maintained with the Escrow Agent, into which the Company shall deposit funds as required pursuant to Section 4.1.6.

            "Escrow Agent" means a bank or other corporation selected by the Board, that (a) is organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) is subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

            "Exchange Act" has the meaning set forth in the definition of Fair Market Value in this Section 1.1.

            "Fiscal Year" means each year ended December 31, and the period beginning on January 1 and ending on the date on which the Company is fully and finally liquidated.

            "Fair Market Value" means, with respect to any security or other asset constituting an Investment held by the Company, the value of such security or other asset determined as set forth below:

                  (a) The value of securities that are not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the value of any other asset that is not a security shall be:


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

                  (i) the value of such security or asset evidenced by the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company, the consummation of which shall have occurred within the ninety (90) days immediately preceding the date of determination;

                  (ii) if no such transaction shall have occurred within such ninety (90)-day period, the value of such security or asset most recently determined as of a date within the ninety (90) days immediately preceding the date of determination by an independent financial expert of national standing mutually acceptable to the Board and a majority in interest of the Plan Membership Interest Holders; or

                  (iii) if neither clause (i) nor (ii) is applicable, the value of the security or other asset as determined pursuant to a unanimous vote of the members of the Board taking into account the Valuation Adjustment Factors; provided, however, that if the members of the Board are unable to unanimously agree upon such value within a reasonable time, the Board shall select an independent financial expert of national standing mutually acceptable to the Board and a majority in interest of the Plan Membership Interest Holders who shall determine the value of such security or asset (taking into account the Valuation Adjustment Factors).

            (b) The value of securities that are registered under the Exchange Act shall be based on the average of the daily market prices for each business day during the period commencing fifteen (15) business days before the date of determination and ending on the date one day prior to such date or, if the security has been registered under the Exchange Act for less than thirty (30) consecutive business days before such date, then the average of the daily market prices for all of the business days before such date for which daily market prices are available. If the market price is not determinable for at least fifteen (15) business days in such period, the value of the security shall be determined as if the security were not registered under the Exchange Act.

      "Formation Agreement" has the meaning set forth in the preamble hereto.

      "Fully-Diluted Basis" means and includes (i) the aggregate number of all Common Units outstanding at the time of determination, plus (ii) the aggregate number of all Common Units issuable upon conversion of all Preferred Units outstanding at the time of determination, plus (iii) the aggregate number of all Common Units issuable upon the exercise or conversion of all Options and Convertible Securities.


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

      "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for United States federal income tax purposes, subject to the following exceptions and adjustments:

            (a) The initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross Fair Market Value of such asset;

            (b) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values immediately preceding the occurrence of any of the following events: (i) a contribution of money or other property (other than a de minimis amount) as consideration for the acquisition of an additional interest in the Company by any new or existing Member if the Board determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Member in the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or other property as consideration for an interest in the Company if the Board determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; (iii) the liquidation or dissolution of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); and (iv) a grant or forfeiture under the Membership Profit Interest Plan;

            (c) The Gross Asset Value of any Company asset distributed to any Member will be the gross Fair Market Value of such asset on the date of distribution;

            (d) The Gross Asset Values of Company assets will be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); and

            (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b), or (d) above, such Gross Asset Value will thereafter be adjusted by the book depreciation (calculated in accordance with Regulations Section 1.704-1(b)(2)(iv)(g)) rather than depreciation or amortization or other cost recovery deduction as determined for United States federal income tax purposes, taken into account with respect to such asset for purposes of computing Profit or Loss.

      "Hoehn-Saric" has the meaning set forth in the preamble hereto.

      "Holding" has the meaning set forth in the preamble hereto.

      "Industry Companies" has the meaning set forth in Section 7.4.1 hereof.

      "Investment Committee" has the meaning set forth in Section 5.1.7 hereof.

      "Investment Notice" has the meaning set forth in Section 7.4.1 hereof.

      "Investments" means investments in equity and equity-related securities, notes, debentures, limited partnership interests, limited liability company interests, and other equity or debt instruments, interests or investments of any nature whatsoever, including without limitation, common or preferred stock, assets, and options, warrants and other rights to purchase any such Investments.

      "Investor Committee Members" has the meaning set forth in Section 5.1.7 hereof.

      "Investor Managers" has the meaning set forth in Section 5.1.2 hereof.

      "Involuntary Withdrawal" means, with respect to any Member, the occurrence of any of the events set forth in Section 18-801(b) of the Act.

      "Management Member(s)" means each of Hoehn-Saric and Becker and any transferees permitted pursuant to Section 6.3 hereof.

      "Management Employment Documents" has the meaning set forth in Section 3.3 hereof.

      "Management Transaction" means any contract, agreement, arrangement or transaction between (a) the Company or any Company Subsidiary, on the one hand, and (b) either any director, officer or employee (including without limitation Hoehn-Saric and Becker) of the Company or any Company Subsidiary, or any Affiliate of any such director, officer or employee (other than the Company, any Company Subsidiary, Sylvan and/or any Sylvan Subsidiary), on the other hand. Notwithstanding the foregoing, a Management Transaction shall not include the hiring of any prospective employee by the Company or any Company Subsidiary, and the terms and conditions of such employment provided that such terms and conditions are customary for employees of similar rank and position.

      "Manager" means each individual who from time to time serves as a member of the Board. Each Manager shall be a "manager" (within the meaning of Section 18-101(10) of the Act) of the Company.


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

      "Maximum Number" has the meaning set forth in Section 6.5.2 hereof.

      "Member(s)" means each of Sylvan, Apollo, Holding, the Management Members, and each Person, if any, who subsequently is admitted as a Member in accordance with this Agreement.

      "Member Loan Nonrecourse Deductions" means any Company deduction that would be a Nonrecourse Deduction if it was not attributable to a loan made or guaranteed by a Member or a Person related to a Member within the meaning of Regulations Section 1.704-2(i).

      "Membership Interest" means the ownership interest of a Member in the Company, including without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent, approve or vote upon matters which Members are entitled to so consent to, approve, or vote upon hereunder. All Membership Interests shall be represented by Units.

      "Membership Interest Holder" means any Person who holds a Membership Interest, whether as a Member or as an unadmitted assignee of a Member.

      "Membership Profit Interest" means the aggregate number of Common Units granted from time to time by the Company as performance incentives to certain officers, employees or consultants of the Company, pursuant to the Membership Profit Interest Plan.

      "Membership Profit Interest Plan" means the Company's Membership Profit Interest Plan adopted by the Board (and approved by the Members pursuant to Section 3.3 hereof) as of the Effective Date, a copy of which is attached hereto as Exhibit C, as amended from time to time in accordance with the terms thereof.

      "Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Regulations under Code Section 704(b).

      "Negative Capital Account" means a Capital Account with a balance less than zero dollars ($0.00).

      "Net Capital Investment-Common Units" means, with respect to each Membership Interest Holder owning Common Units, the aggregate Capital Contributions by such Membership Interest Holder with respect to its Common Units (excluding the Capital Contribution of the Real Estate Assets by Sylvan), reduced by any distributions to such Membership Interest Holder pursuant to Sections 4.1.2(ii) and (iv) hereof.


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

      "Net Capital Investment-Preferred Units" means, with respect to each Membership Interest Holder owning Preferred Units, the aggregate Capital Contributions by such Membership Interest Holder with respect to its Preferred Units, reduced by any distributions to such Membership Interest Holder pursuant to Section 4.1.2(i) hereof.

      "Net Capital Proceeds" means, with respect to any Capital Proceeds realized by the Company upon disposition of an Investment, the portion of such Capital Proceeds that exceeds the sum of (i) the amount of cash or the Fair Market Value of other securities or property paid by the Company to make such Investment (such Fair Market Value being determined as of the time such Investment was made) and (ii) all expenses associated with such Investment.

      "Net Cash Flow" means all cash funds derived from the operations of the Company (including interest received on reserves and Investments and dividends and other distributions received in respect of Investments, but excluding management and other fees received from Portfolio Companies and reimbursements of costs and expenses charged by the Company to Portfolio Companies), without reduction for any non-cash charges. Net Cash Flow shall not include Capital Proceeds, Real Estate Proceeds or Capital Contributions.

      "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Company equals the net increase, if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Regulations Section 1.704-2(c).

      "Nonrecourse Liability" means any liability defined in Regulation Section 1.704-2(b)(3).

      "Notice of Acceptance" has the meaning set forth in Section 7.1.2 hereof.

      "Notification" means a writing containing the information required by this Agreement to be communicated to any Person, as provided in Section 10.4 hereof.

      "Offer" has the meaning set forth in Section 7.1.1 hereof.

      "Offered Securities" has the meaning set forth in Section 7.1.1 hereof.

      "Options" has the meaning set forth in Section 7.2.4 hereof.

      "Participating Members" has the meaning set forth in Section 6.5.1 hereof.


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

      "Percentage" means, with respect to each Membership Interest Holder, a fraction (expressed as a percentage), the numerator of which is the sum of the number of Common Units then held by such Membership Interest Holder and the number of Common Units issuable upon conversion of all Preferred Units then held by such Membership Interest Holder, and the denominator of which is the sum of all Common Units then held by all Membership Interest Holders and the number of Common Units then issuable upon conversion of all Preferred Units then held by all Membership Interest Holders.

      "Permitted Fund" means an investment fund or investment entity whose general partner (or, in the case of a limited liability company, the general manager) is (i) an Apollo Person, (ii) an Affiliate of an Apollo Person, or
(iii) an officer, director, general partner or manager of an Apollo Person or an Affiliate of an Apollo Person.

      "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, estate, or other entity, unincorporated organization or government or other agency or political subdivision thereof.

      "Plan Assets" has the meaning set forth in Section 6.1.2 hereof.

      "Plan Membership Interest Holder" means any Person granted a Membership Interest under the Membership Profit Interest Plan pursuant to Section 3.3 hereof.

      "Portfolio Companies" means and includes, at any time, Subject Companies in which the Company has any Investment at such time.

      "Preferred Units" means Units designated as Preferred Units on Exhibit A hereof.

      "Pro Forma Return Ratio" means, as of any date of calculation and with respect to any proposed distribution, the ratio of:

            (a) the sum of (i) all amounts held in the Escrow Account on such date (immediately prior to any deposit on such date) pursuant to the provisions of Section 4.1.6 plus (ii) the Fair Market Value, as of the date of calculation, of all Temporary Investments and all Investments in Portfolio Companies, in each case, that would be held by the Company immediately after making such proposed distribution plus (iii) except to the extent taken into account under clauses
(i) and (ii) above, the amount of Net Cash Flow, and the amount of Capital Proceeds from dispositions of Investments in Portfolio Companies, in each case, received by the Company in cash on or prior to such date, less (iv) all Net Cash Flow and Capital

Proceeds distributed to Plan Membership Interest Holders pursuant to Article IV including amounts contributed to the Escrow Account,

divided by

            (b) the aggregate amount of Capital Contributions made by all the Members, on or prior to such date (without giving effect to any return of capital), less Capital Contributions attributable to Real Estate Assets.

      "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed), and without duplication, the Company's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

            (i) All items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

            (ii) Any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

            (iii) Any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulations Section
1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

            (iv) Gain or loss resulting from any disposition of Company property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding the fact that such Gross Asset Value differs from the adjusted basis of the property for United States federal income tax purposes;

            (v) If the Gross Asset Value of any Company asset is adjusted pursuant to section (b) or (d) of the definition of Gross Asset Value, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss;

            (vi) In lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

            (vii) Notwithstanding any other provision of this definition, any Real Estate Profit, Real Estate Loss and any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

      "Proposed Investment" has the meaning set forth in Section 7.4.1 hereof.

      "Proposed Transferee" has the meaning set forth in Section 6.5.1 hereof.

      "Purchase Offer" has the meaning set forth in Section 6.5.1 hereof.

      "Qualified IPO" means the sale of more than 10% of the common stock of Holding or the Corporate Successor, in accordance with the Qualified IPO Structure, at a pre-money valuation of at least One Billion Dollars ($1,000,000,000) in a bona fide underwritten initial public offering of common stock registered under the Securities Act of 1933, as amended, resulting in a listing of such securities on a national securities exchange or quotation on NASDAQ National Market.

      "Qualified IPO Structure" has the meaning set forth in Section 7.3.1 hereof.

      "Real Estate Assets" means all of the right, title and interest in and to those certain direct or indirect fee interests in commercial real property, as more fully described on Exhibit E attached hereto, which Exhibit E shall be updated from time to time upon the contribution by Sylvan of such Real Estate Assets (which contribution must be acceptable to Apollo in its reasonable discretion) pursuant to Section 7.5 hereof and Section 3.02(b) of the Formation Agreement.

      "Real Estate Investment" means, with respect to Sylvan, the direct or indirect Capital Contribution attributable to the Real Estate Assets, reduced by
(i) any funds applied to the Sylvan Commitment pursuant to Section 4.1.3(i) hereof and (ii) any distributions to Sylvan pursuant to Section 4.1.3(ii) hereof.

      "Real Estate Proceeds" means the net amount of cash received by the Company from a Capital Transaction involving the Real Estates Assets (or any portion thereof) after satisfaction of all liabilities in connection with the Real Estate Assets and payment of all expenses associated with such Capital Transaction.

      "Real Estate Profit" and "Real Estate Loss" means, for each taxable year of the Company (or other period for which Real Estate Profit and Real Estate Loss must be computed), Profit and Loss (as each term is defined herein, but with respect to clause (vii) of the definition thereof, without regard to the reference to Real Estate Profit and Real Estate Loss) which is attributable solely to the Real Estate Assets, the calculation of which shall include, inter alia, an allocable share of overhead expenses incurred for and on behalf of the Company in connection with the Real Estate Assets.

      "Registration Agreement" has the meaning set forth in Section 6.6 hereof.

      "Regulations" means the federal income tax regulations promulgated under the Code, as amended from time to time, and including corresponding provisions of succeeding regulations.

      "Related Person" means (i) any Apollo Person, (ii) any officer, director, partner or member of, or Person Controlling, an Apollo Person, or (iii) any other Person that is (x) an Affiliate of an Apollo Person, (y) an Affiliate of the general partner(s) (or, in the case of a limited liability company, the general manager(s)) of an Apollo Person, or (z) a Permitted Fund.

      "Selling Member" has the meaning set forth in Section 6.5.1 hereof.

      "Secretary of State" means the Secretary of State of the State of Delaware.

      "Subject Companies" means Persons that, as a significant component of the value of their business, directly or directly (a) provide, deliver or develop goods, services or content on the Internet or any similar computer network, (b) facilitate commercial transactions or educational programming conducted on the Internet or any similar computer network, (c) provide world wide web or similar development services and related software, (d) provide access to the Internet or any similar computer network, (e) provide hardware or software tools for use of the Internet or any similar computer network, (f) employ electronic or computer technology for educational purposes, or (g) are involved in the creation, production or delivery of new media products or content.

      "Sylvan" has the meaning set forth in the preamble hereto.

      "Sylvan Board" has the meaning set forth in Section 5.1.2 hereof.

      "Sylvan Committee Members" has the meaning set forth in Section 5.1.7 hereof.

      "Sylvan Exclusivity Period" has the meaning set forth in Section 7.4.2 hereof.

      "Sylvan Managers" has the meaning set forth in Section 5.1.2 hereof.

      "Sylvan Subsidiaries" means any Person Controlled by Sylvan or by any other Sylvan Subsidiary.

      "Tag Along Members" has the meaning set forth in Section 6.5.1 hereof.

      "Tag Along Rights Notice" has the meaning set forth in Section 6.5.1 hereof.

      "Tax Matters Member" means the Member designated in Section 9.3 hereof as the "tax matters partner" as defined in Section 6231(a)(7) of the Code.

      "Temporary Investments" means Investments:

            (i) in direct obligations of the United States of America, or obligations of any instrumentality or agency thereof, payment of principal and interest of which is unconditionally guaranteed by the United States of America, having a final maturity of not more than One (1) year and One (1) day from the date of issue thereof;

            (ii) in certificates of deposit or repurchase agreements having a final maturity not more than One (1) year and One (1) day from the date of acquisition thereof issued by any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus of at least $100,000,000; and

            (iii) in commercial paper payable on demand or having a final maturity not more than One (1) year and One (1) day from the date of acquisition thereof which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc.

      "Transfer" means, when used as a noun, any voluntary sale, conveyance, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means, voluntarily to sell, convey, hypothecate, pledge, assign, or otherwise transfer.

      "Unit" means a share of Membership Interest. Each Unit owned by any Member shall be designated by the Company on Exhibit A hereof as a "Common Unit" or "Preferred Unit," and each such class of Units shall have the respective rights and obligations set forth in this Agreement.

      "Valuation Adjustment Factors" means, with respect to any securities or other assets, all factors that might reasonably affect the sales price thereof, including without limitation, if and as appropriate, (i) any restrictions on the marketability of such securities or other assets, (ii) the amount of such securities relative to the trading volume of securities of the same class, (iii) the existence or absence of a control premium, if any, associated with such securities, (iv) the lack of a market for such securities, (v) the anticipated effect of immediate sale of such securities or other assets, (vi) the time before sales of such securities or other assets become possible, (vii) the cost and complexity of such sales, and (viii) any other factors that are customarily taken into account in determining the fair market value of securities or other assets.

                  "Voluntary Withdrawal" means a Member's dissociation with the Company by means other than by a Transfer or an Involuntary Withdrawal.

                                   ARTICLE II

                                  Organization

      2.1 Formation. Sylvan, Apollo, Holding and the Management Members hereby organize a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have authorized Sylvan to cause that certain Certificate of Formation and Certificate of Amendment (collectively, the "Certificate") to be prepared, executed and filed for record with the Secretary of State on or before the Effective Date. A copy of such Certificate is attached hereto as Exhibit B.

      2.2 Name. The name of the Company shall be "Sylvan Ventures, LLC". The Company may do business under that name and under any other name or names which the Board shall select. If the Company does business under a name other than that set forth in the Certificate, as amended from time to time, the Company shall file any certificates or documents required by law.

      2.3 Purpose. The purposes for which the Company is organized are to (i) conduct the Business and (ii) do any and all things necessary or incidental to the foregoing.

      2.4 Term. The term of the Company shall commence as of the date of filing of the Certificate with the Secretary of State, and shall continue perpetually, unless the Company is dissolved and its affairs wound up pursuant to Article VIII hereof.

      2.5 Registered Office; Principal Place of Business. The registered office of the Company in the State of Delaware shall be located at 1013 Centre Road in the City of Wilmington, County of New Castle, or at any other place within the State of Delaware which the Board shall select. The principal place of business of the Company shall be at such location as the Board shall select.

      2.6 Registered Agent. The name and address of the Company's initial registered agent for service of process in the State of Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware.

      2.7 Members. The name, present mailing address, initial Capital Contribution, Commitment, number of Units and Percentage of each Member (as of the Effective Date) are set forth on Exhibit A attached hereto. From time to time, the Board shall cause to be prepared and distributed to all Members a revised Exhibit A reflecting all modifications and additions to Exhibit A, including without limitation, the issuance of Common Units of Membership Profit Interests pursuant to the Membership Profit Interest Plan.

                                   ARTICLE III

                     Capital Contributions; Capital Accounts

      3.1 Capital Contributions.

            3.1.1 The parties hereto acknowledge and agree that, contemporaneously with the execution of this Agreement, each of Sylvan, Apollo, Holding and the Management Members contributed to the Company its respective initial Capital Contribution set forth on Exhibit A attached hereto in accordance with the terms and conditions set forth in the Formation Agreement.

            3.1.2 Except as set forth in Section 3.1.3 hereof, no Member shall be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligation of the Company. Except as set forth in Section 4.1.5(b) hereof, no Member shall have any obligation to restore any deficit balance in its Capital Account. Membership Interest Holders shall not be paid interest on their Capital Contributions. Except as otherwise provided in the Act and in this Agreement, no Membership Interest Holder shall have the right to receive the return of any Capital Contribution; provided, however, that if a Membership Interest Holder is entitled to receive a return of a Capital Contribution, the Membership Interest Holder shall not have the right to receive anything but cash in return of such Capital Contribution, and the Company may distribute cash, notes, other property or a combination thereof to the Membership Interest Holder in return of such Capital Contribution; provided further, however, that (i) the Company may only distribute Real Estate Assets to the Membership Interest Holders in the order specified in Section 4.1.3; and (ii) except upon a dissolution of the Company, the Company may not distribute notes or property (other than cash and/or the Real Estate Assets as provided herein).

            3.1.3 If, at any time and from time to time prior to a Qualified IPO, the Board determines that it is advisable and in the best interests of the Company to raise additional capital to make an Investment in a Subject Company, the Board shall make one or more calls for additional cash Capital Contributions to the Company (each, an "Additional Capital Call") in an aggregate amount equal to the amount of cash needed for such Investment. In addition, if, at any time and from time to time prior to a Qualified IPO, the Board determines that the amount of cash and Temporary Investments held by the Company is insufficient for the reasonable day-to-day operating expenses relating to the Business (not including amounts that constitute Investments), then the Board shall make one or more Additional Capital Calls for the purpose of obtaining cash to fund such reasonable operating expenses; provided, however, that with respect to Additional Capital Calls described in this sentence, (A) without the prior written consent of Apollo, (i) the aggregate amount of all such Additional Capital Calls made during any one Fiscal Year shall not exceed $10,000,000, and (ii) the Company shall not make any such Additional Capital Call for less than an aggregate of $2,500,000; and (B) the Company shall not make any such Additional Capital Call if, after giving effect thereto, the aggregate amount of the Members' Commitments is not greater than zero. In the event of any Additional Capital Call, each Member shall be obligated to make an additional Capital Contribution equal to the lesser of (a) such Member's Commitment, and (b) the product of (i) the aggregate amount of the Additional Capital Call, multiplied by (ii) such Member's Commitment Ratio.

            (i) The Board shall make any such Additional Capital Call by providing a Notification to each Member setting forth (A) the purpose for the Additional Capital Call, (B) the aggregate amount of the Additional Capital Call, (C) each Member's respective share of the Additional Capital Call, and (D) the date on which such Additional Capital Call is due (the "Call Due Date"), which Call Due Date shall be no earlier than twenty (20) business days from the date of such Notification. Each Member shall be obligated to pay any such Additional Capital Call on or before the Call Due Date.

            (ii) If any Member fails to fully pay any Additional Capital Call on or before the Call Due Date (a "Defaulting Member"), such Defaulting Member shall forfeit all of its Membership Interest, a corresponding reduction shall be made to such Defaulting Member's Capital Account, and such Defaulting Member shall no longer be a Member.

            (iii) If any Membership Interest is forfeited during the Fiscal Year pursuant to this Section 3.1.3, the Company's books shall be closed as of the Call Due Date on which such forfeiture is effective. For the period ending on each such date, Profit, Loss and distributions shall be allocated and distributed pursuant to the provisions of Article IV according to the relative Percentages in effect prior to the date of such adjustment, and Profit, Loss and distributions for the balance of such Fiscal Year shall be allocated and distributed pursuant to the provisions of Article IV according to the relative Percentages as so adjusted.

            (iv) The parties hereto acknowledge and agree that the provisions of
Section 3.1.3(ii) shall be in addition to, and not in lieu of, any and all other remedies that the Company may have in connection with any Additional Capital Call pursuant to this Agreement.

            (v) For purposes of this Section 3.1.3, at the time of any Additional Capital Call, Sylvan's Commitment shall be determined without reduction for Sylvan's direct or indirect Capital Contribution attributable to the Real Estate Assets; provided, however, that upon the Transfer of the Real Estate Assets (or any interest therein) by the Company pursuant to Section 7.5 hereof, Sylvan shall be deemed to make a Capital Contribution to the extent of the Real Estate Proceeds, if any, received by the Company and retained in accordance with Section 4.1.3(i) hereof.

            (vi) Notwithstanding anything in the last sentence of the first paragraph of Section 3.1.3 above, in the event one or more Additional Capital Calls are made by the Board hereunder after February 21, 2001:

                  (A) Sylvan agrees to pay (as an additional Capital Contribution) that portion of such Additional Capital Calls otherwise payable by Apollo under this Section 3.1.3 up to an amount (the "Sylvan Advance Commitment") equal to the excess of (x) the "Year 2000 Loss Allocation" as defined in Section 4.2.1(c)(i) hereof, over (y) the aggregate amount of Profit allocated from time to time to Apollo pursuant to Section 4.2.1(c)(ii) hereof (the actual amount paid by Sylvan hereunder is referred to herein as the "Sylvan Advance Contribution"); provided, however, that (i) in no event (except as provided in Section 3.1.3(vii)(C) hereof) shall the Commitment of Apollo be reduced (or be deemed to be reduced) by Sylvan's obligation to pay (and payment of) all or any portion of such Sylvan Advance Commitment and Sylvan Advance Contribution; and (ii) Sylvan's Commitment shall be reduced to the extent of the Sylvan Advance Contribution but such reduction shall not be taken into account in determining Sylvan's relative Commitment Ratio for purposes of calculating the Members' relative funding obligations pursuant to clause "(b)" of the last sentence of the first paragraph of Section 3.1.3 hereof.

                  (B) In the event Sylvan pays all or any portion of the Sylvan Advance Commitment, and the Sylvan Advance Commitment is reduced to zero (whether as a result of such payments or as a result of allocations of Profit to Apollo pursuant to Section 4.2.1(c)(ii) hereof), Apollo agrees to pay (as an additional Capital Contribution) that portion of such Additional Capital Calls otherwise payable by Sylvan under this Section 3.1.3 up to an amount equal to the lesser of (x) the amount of the Sylvan Advance Contribution, and (y) the aggregate amount of Profit allocated to Apollo pursuant to Section 4.2.1(c)(ii) hereof; provided, however, that Apollo's Commitment shall be reduced to the extent Apollo pays any amount pursuant to this Section 3.1.3(vi)(B), and to the same extent, such amount shall be taken into account in determining the relative Commitment Ratios of Apollo and Sylvan (notwithstanding anything in Section 3.1.3(vi)(A)(ii) to the contrary).

            (vii) In the event the aggregate Capital Contributions (including the Sylvan Advance Contribution) of the Members equal or exceed an amount equal to the excess of Four Hundred Million Dollars ($400,000,000) (such amount to be adjusted upward to reflect the additional Commitments upon issuance of Additional Units in accordance with Section 3.2 hereof) over the Year 2000 Loss Allocation (the "Trigger Level") and, as of the date on which such Trigger Level is reached, Apollo has not been allocated Profit in the full amount of the Year 2000 Loss Allocation pursuant to Section 4.2.1(c)(ii) hereof (such deficiency is referred to herein as the "Allocation Deficiency"), the Company shall deliver a Notification to Apollo stating that the Trigger Level has been reached and Apollo shall have the right (exercisable by delivering a Notification (the "Election Notice") to the Company within fifteen (15) days after the Company gives such Notification to Apollo) to elect to either:

                  (A) make an additional Capital Contribution (within twenty
(20) business days after delivering the Election Notice) in an amount equal to the Allocation Deficiency, and receive the gross income allocations described in
Section 4.2.1(d) hereof, in which case Section 3.1.3(vi)(B) hereof shall terminate and be of no further force or effect immediately upon Apollo's payment of such additional Capital Contribution; or

                  (B) continue to be bound by the provisions of Section 3.1.3(vi)(B) hereof; or

                  (C) reduce Apollo's Commitment by an amount equal to the Allocation Deficiency, in which case Section 3.1.3(vi)(B) hereof shall terminate and be of no further force or effect immediately upon Apollo's delivery of such Election Notice.

            In the event Apollo fails to deliver the Election Notice within such fifteen (15) day period, Apollo shall be deemed to have elected option "(B)" above.

            3.1.4 The Members hereby acknowledge and agree that, in connection with a Qualified IPO prior to the seventh anniversary of the Effective Date, the Board, if so advised by the managing underwriter of such Qualified IPO, may require all (but not less than all) of the Members to make Capital Contributions in each case in an amount equal to the total amount of any and all distributions of Net Cash Flow or Capital Proceeds that, in accordance with Article IV hereof (collectively, "Distributions"), were received by such Member any time after the Effective Date, but only to the extent that such Distributions exceed the aggregate amount of Profit of the Company allocated to such Member at any time after the Effective Date; provided, however, that (a) the maximum amount of such Capital Contributions required to be made by any Member pursuant to this Section
3.1.4 shall not exceed the sum of such Member's initial Capital Contribution plus such Member's Commitment (determined, for purposes of this Section 3.1.4, by reducing the amount of such Member's previous Capital Contributions by the amount of Distributions previously received by such Member); and (b) that for purposes of this Section 3.1.4, Profit and Loss of the Company shall be determined without regard to the provisions of clause (v) of the definition of "Profit" and "Loss."

      3.2 Issuance of Additional Units. The Members hereby acknowledge and agree that Sylvan shall have the right, from time to time, to require the Board to cause the Company to issue Units (including, without limitation, Preferred Units) to one (1) or more purchasers (and to admit such purchasers as Members) on terms no more favorable to the purchasers of such Units than the terms on which Apollo is purchasing its Preferred Units (collectively, the "Additional Units"); provided, however, that (a) any such purchaser of Additional Units shall not have any rights pursuant to this Agreement that are granted herein specifically to Apollo and not generally to all holders of Preferred Units, (b) any and all purchasers of Additional Units shall be reasonably acceptable to Apollo as evidenced by its written consent, which consent shall not be unreasonably withheld, and (c) without the written consent of Apollo (which may be granted or withheld in its absolute discretion), (i) the maximum amount of Capital Contributions payable to the Company for such Additional Units (including, without limitation, any Additional Units acquired by Apollo upon exercise of its preemptive rights in accordance with Section 7.1 hereof) shall be One Hundred Million Dollars ($100,000,000), and (ii) the sale and issuance of Additional Units shall not result in the treatment of the Company as a "publicly-traded partnership" for tax purposes within the meaning of Section 7704 of the Code.

      3.3 Membership Profit Interest Plan. The Members hereby (i) consent to and approve the Membership Profit Interest Plan, (ii) acknowledge and agree that grants of Membership Profit Interests available under the Membership Profit Interest Plan shall be made to such grantees (including, without limitation, the Management Members) and in such amounts as the Board (or an authorized committee or other designee thereof) shall determine in accordance with such Membership Profit Interest Plan; provided, however, that each of Hoehn-Saric and Becker shall be granted that number of Common Units of Membership Profit Interests set forth in, and in accordance with, their respective Employment Agreements and Membership Profit Interest Grant Agreements with the Company dated as of the Effective Date (collectively, the "Management Employment Documents"), and (iii) acknowledge and agree that upon the grant of Membership Profit Interests to a grantee under the Membership Profit Interest Plan, and the execution and delivery of a counterpart signature page to this Agreement by such grantee, such grantee shall be admitted as a Member of the Company.

                                   ARTICLE IV

                          Allocations and Distributions

      4.1 Distributions.

            4.1.1 General. After taking into consideration distributions made pursuant to Section 4.1.4 hereof, (i) during the period commencing on the Effective Date and continuing until December 30, 2001, the Board may (but shall not be required to) distribute Net Cash Flow, Capital Proceeds, and Real Estate Proceeds to and among the Membership Interest Holders, at such times as the Board may determine, in accordance with the provisions of this Article IV; provided, however, that any such Capital Proceeds that are not distributed to the Membership Interest Holders, must be used to purchase Investments or Temporary Investments (and may not be used to fund operating expenses of the Company); and (ii) during the period commencing on December 30, 2001 and continuing until the earlier of the consummation of a Qualified IPO or the dissolution and termination of the Company, the Board shall distribute Net Cash Flow to and among the Membership Interest Holders, on a quarterly basis, in accordance with the provisions of this Article IV and the Board shall distribute Capital Proceeds and Real Estate Proceeds to and among the Membership Interest Holders as soon as practicable following receipt thereof by the Company, in accordance with the provisions of this Article IV.

            4.1.2 Distribution of Net Cash Flow and Capital Proceeds. Except as otherwise provided in Sections 4.1.1, 4.1.5, 4.1.6 and 4.4.6 hereof, upon any distribution of Net Cash Flow and Capital Proceeds to the Membership Interest Holders, Net Cash Flow and Capital Proceeds shall be distributed in the following order of priority:

                  (i) First, an aggregate amount equal to the aggregate Net Capital Investment-Preferred Units shall be distributed to the Membership Interest Holders owning Preferred Units, pro-rata, in proportion to their respective Net Capital Investment-Preferred Units.

                  (ii) Second, Net Cash Flow and Capital Proceeds shall be distributed (A) fifty percent (50%) to the Plan Membership Interest Holders, pro rata, in proportion to their relative Percentages; and (B) fifty percent (50%) to the Membership Interest Holders owning Common Units, pro-rata, in proportion to their respective Net Capital Investment-Common Units, until either (1) the Plan Membership Interest Holders have received distributions pursuant to this
Section 4.1.2(ii) equal to the lesser of (a) twenty percent (20%) of the total amount to be distributed that consists of Net Cash Flow or Capital Proceeds or
(b) the aggregate amount of Profit allocated to the Plan Membership Interest Holders pursuant to Section 4.2.l(a)(iv); or (2) the Membership Interest Holders owning Common Units have received distributions pursuant to this Section 4.1.2(ii), in the aggregate, equal to their respective Net Capital Investment-Common Units.

                  (iii) Third, to the extent that the Plan Membership Interest Holders have not received distributions pursuant to Section 4.1.2(ii) equal to the lesser of (A) twenty percent (20%) of the total amount to be distributed that consists of Net Cash Flow or Capital Proceeds or (B) the aggregate amount of Profit allocated to them pursuant to Section 4.2.l(a)(iv), then to the Plan Membership Interest Holders, pro rata, in proportion to their relative Percentages, until they have received distributions of Net Cash Flow and Capital Proceeds pursuant to Sections 4.1.2(ii) and (iii) equal to the lesser of (1) twenty percent (20%) of the total amount to be distributed that consists of Net Cash Flow or Capital Proceeds or (2) the aggregate amount of Profit allocated to them pursuant to Section 4.2.l(a)(iv).

                  (iv) Fourth, to the extent that the Membership Interest Holders owning Common Units have not received distributions pursuant to Section 4.1.2(ii) equal to their respective Net Capital Investment-Common Units, then to the Membership Interest Holders owning Common Units, pro-rata, in proportion to their respective Net Capital Investment-Common Units, until they have received distributions pursuant to Sections 4.1.2(ii) and (iv), in the aggregate, equal to their respective Net Capital Investment-Common Units.

                  (v) Finally, any remaining Net Cash Flow and Capital Proceeds shall be distributed to the Membership Interest Holders (other than the Plan Membership Interest Holders), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders.

            4.1.3 Distribution of Real Estate Proceeds. Subject to the provisions of Section 4.1.1 hereof and except as otherwise provided in Section
4.1.5 hereof, Real Estate Proceeds shall be distributed or otherwise applied as follows and in the following order of priority:

                  (i) First, an aggregate amount equal to any unfunded Commitment of Sylvan with respect to any Additional Capital Call shall be retained by the Company and applied in full or partial (as the case may be) satisfaction of such Commitment and shall reduce the Capital Contribution required by Sylvan under Section 3.1 hereof.

                  (ii) Second, an aggregate amount equal to the Real Estate Investment shall be distributed (which shall include deemed distributions pursuant to Section 4.1.3(i) hereof) to Sylvan.

                  (iii) Third, any remaining Real Estate Proceeds shall be distributed to the Membership Interest Holders owning Common Units (other than Apollo, its Transferees and other holders of Preferred Units or Common Units issued upon conversion of the Preferred Units), in proportion to the allocations of Real Estate Profit to such Membership Interest Holders pursuant to Section 4.2.2(a)(ii) until such Membership Interest Holders have received Real Estate Proceeds equal to the amount of such allocations. For purposes of this clause "(iii)", allocations of Real Estate Profit to Sylvan pursuant to Section 4.2.2(a)(ii) shall be reduced to the extent Real Estate Proceeds allocated to Sylvan pursuant to Section 4.1.3(i) exceed the Real Estate Investment.

                  (iv) Finally, any remaining Real Estate Proceeds shall be distributed to Sylvan.

            4.1.4 Mandatory Tax Distributions. Notwithstanding anything to the contrary contained in this Article IV, no later than ninety (90) days after the end of each Fiscal Year of the Company, the Board shall, subject to the net profit, Net Cash Flow, Net Capital Proceeds and Real Estate Proceeds limitations described in the succeeding sentence hereto, make distributions (i) to the Membership Interest Holders, pro-rata in accordance with their relative Percentages, equal to the sum of (a) forty percent (40%) of all Profit for such Fiscal Year that is treated as long-term capital gain for United States federal income tax purposes, plus (b) forty-two percent (42%) of all Profit for such Fiscal Year that is treated as ordinary income or short-term capital gain for United States federal income tax purposes; and (ii) to the Plan Membership Interest Holders, pro-rata in accordance with their relative Percentages, equal to the sum of (a) twenty-five percent (25%) of all Real Estate Profit allocated to the Plan Membership Interest Holders for such Fiscal Year that is treated as long-term capital gain for United States federal income tax purposes, plus (b) forty-five percent (45%) of all Real Estate Profit allocated to the Plan Membership Interest Holders for such Fiscal Year that is treated as ordinary income or short-term capital gain for United States federal income tax purposes. Mandatory tax distributions described in (i) above shall be made only (A) to the extent Profits exceed Losses previously realized by the Company in the Fiscal Year and all prior Fiscal Years, and (B) to the extent of available Net Cash Flow and Net Capital Proceeds; and mandatory tax distributions described in (ii) above shall be made only (Y) to the extent Real Estate Profits exceed Real Estate Losses previously realized by the Company in the Fiscal Year and all prior Fiscal Years, and (Z) to the extent of Real Estate Proceeds and all other proceeds attributable to the Real Estate Assets. All such distributions pursuant to this Section 4.1.4 shall be treated as an advance with respect to amounts otherwise distributable to the Membership Interest Holders under this 4.1.

            4.1.5 Distributions upon Liquidation; Limited Deficit Restoration Obligation.

                  (a) Upon the liquidation of the Company, the assets of the Company (including any net proceeds from the sale of any Company assets) shall be distributed and applied as follows and in the following order of priority:
(i) first, to the creditors of the Company for the payment or due provisions for the liabilities of the

Company (including loans, if any, to the Company from any Membership Interest Holders), and (ii) second, to the Membership Interest Holders, pro-rata, in accordance with their respective positive Capital Account balances (after the allocation of all items of Profit, Loss, deduction, credit and deduction (or items thereof) under and pursuant to this Article IV).

                  (b) Each Plan Membership Interest Holder shall have an obligation to restore a Negative Capital Account upon the liquidation of his or her interest or upon a liquidation or dissolution of the Company to the extent such Plan Membership Interest Holder has received aggregate distributions in accordance with this Agreement in excess of the sum of (i) such Plan Membership Interest Holder's Capital Contributions, plus (ii) such Plan Membership Interest Holder's net allocation of Profit pursuant to this Article IV. If a Plan Membership Interest Holder is obligated to make a payment to the Company pursuant to this Section 4.1.5(b), such payment must be made by the end of the Company's Fiscal Year (or, if later, within ninety (90) days after the date of the liquidation) and, upon the liquidation or dissolution of the Company, the Company shall distribute such amount in accordance with the provisions of
Section 4.1.5(a).

            4.1.6 Escrow Account.

                  (a) Notwithstanding the other provisions of this Section 4.1 (other than Section 4.1.4), (i) if, on any date prior to a Qualified IPO, there is to be a distribution (other than a distribution pursuant to Section 4.1.4 hereof) to the Plan Membership Interest Holders, then the Board shall calculate the Pro Forma Return Ratio as if the distribution had occurred and (ii) if the Pro Forma Return Ratio as so computed is less than 1.15, then the Company shall deposit in the Escrow Account all or a portion of the then proposed distribution to the Plan Membership Interest Holders as may be required to the extent necessary so that the Pro Forma Return Ratio, calculated with effect to the holding in the Escrow Account of such distribution or portion thereof, is 1.15.

                  (b) If the Company is required to deposit funds in the Escrow Account pursuant to Section 4.1.6(a) and after giving effect to such deposit the Pro Forma Return Ratio is less than 1.15, then, subject to Section 4.1.6(d) below, the Plan Membership Interest Holders shall immediately deposit in the Escrow Account an amount sufficient so that the Pro Forma Return Ratio, calculated with effect to the holding in the Escrow Account, is 1.15.

                  (c) On the last day of the second and fourth fiscal quarter of each fiscal year of the Company, prior to a Qualified IPO, the Board shall calculate the Pro Forma Return Ratio. If the Pro Forma Return Ratio on such date is less than 1.15, then, subject to Section 4.1.6(d) below, the Plan Membership Interest Holders shall immediately deposit in the Escrow Account an amount sufficient so that the Pro Forma Return Ratio, calculated with effect to the holding in the Escrow Account of such amount, is 1.15. If the Pro Forma Return Ratio on such date is greater than 1.15, then all amounts held in the Escrow

Account in excess of the amount required to maintain the Pro Forma Return Ratio at 1.15 shall be paid to the Plan Membership Interest Holders pro-rata, in proportion to the respective Percentages owned by such Plan Membership Interest Holders.

                  (d) If the Plan Membership Interest Holders are required to make any deposit to the Escrow Account pursuant to the provisions of Section 4.1.6(b) or Section 4.1.6(c), then each of the Plan Membership Interest Holders shall be obligated to fund its pro-rata portion of such deposit, in proportion to the respective Percentages owned by each of the Plan Membership Interest Holders. Notwithstanding the foregoing, each of the amounts that each of the Plan Membership Interest Holders shall be obligated to deposit in the Escrow Account shall not exceed the aggregate net amount of cash that such Plan Membership Interest Holder has previously received from the Company pursuant to the provisions of Section 4.1.2 and this Section 4.1.6 (taking into account any amounts deposited by such Plan Membership Interest Holder in the Escrow Account and any payments from the Escrow Account to such Plan Membership Interest Holder).

                  (e) The amounts deposited in the Escrow Account shall be invested in Temporary Investments and the earnings on such account shall remain in such account until distributed in accordance with the provisions hereof.

                  (f) Upon dissolution and liquidation of the Company, subject to the requirements of the Act, any amounts then held in the Escrow Account shall first be used to satisfy the obligations of the Plan Membership Interest Holders pursuant to Section 4.1.5(b), and then shall be distributed to the Plan Membership Interest Holders pro-rata, in proportion to the respective Percentages owned by such Plan Membership Interest Holders.

                  (g) For all purposes of this Agreement (including, without limitation, the determination of the Capital Accounts of the Plan Membership Interest Holders and the determination of allocations pursuant to Section 4.2), any amounts held in the Escrow Account shall be considered to have been distributed to the Plan Membership Interest Holders.

                  (h) Notwithstanding the other provisions of this Section 4.1.6, all amounts held in the Escrow Account shall be distributed to the Plan Membership Interest Holders pro-rata, in proportion to the respective Percentages owned by such Plan Membership Interest Holders, immediately upon the consummation of a Qualified IPO.

      4.2 Allocations.

            4.2.1 Allocation of Profit and Loss.

                  (a) Subject to the provisions of Sections 4.3 and 4.4.6 hereof and Sections 4.2.1(c) and 4.2.1(d) hereof, Profit for each Fiscal Year (or other period) shall be allocated as follows and in the following order of priority:

                        (i) First, to the Members, to the extent of any allocations of Loss pursuant to Section 4.2.1(b)(iv) (in proportion to the amount of Loss allocated pursuant to Section 4.2.1(b)(iv)), until the aggregate allocations pursuant to this Section 4.2.1(a)(i) equal the aggregate allocations pursuant to Section 4.2.1(b)(iv).

                        (ii) Second, to the Members owning Preferred Units, to the extent of any allocations of Loss pursuant to Section 4.2.1(b)(iii) (in proportion to the amount of Loss allocated pursuant to Section 4.2.1(b)(iii)), until the aggregate allocations pursuant to this Section 4.2.1(a)(ii) equal the aggregate allocations pursuant to Section 4.2.1(b)(iii).

                        (iii) Third, to the Members owning Common Units, to the extent of any allocations of Loss pursuant to Section 4.2.1(b)(ii) (in proportion to the amount of Loss allocated pursuant to Section 4.2.1(b)(ii)), until the aggregate allocations pursuant to this Section 4.2.1(a)(iii) equal the aggregate allocations pursuant to Section 4.2.1(b)(ii).

                        (iv) Thereafter, Profit shall be allocated (A) twenty percent (20%) to the Plan Membership Interest Holders, pro-rata, in proportion to the relative Percentages owned by the Plan Membership Interest Holders, and
(B) eighty percent (80%) to the Membership Interest Holders (other than the Plan Membership Interest Holders), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders.

                  (b) Subject to the provisions of Section 4.3 hereof and Sections 4.2.1(c) and 4.2.1(d) hereof, Loss for each Fiscal Year (or other period) shall be allocated as follows and in the following order of priority:

                        (i) First, to the Members, to the extent of any allocations of Profit pursuant to Section 4.2.1(a)(iv) (in proportion to the amount of Profit allocated to each such Membership Interest), until the aggregate allocations pursuant to this 4.2.1(b)(i) equals the aggregate allocations pursuant to Section 4.2.1(a)(iv).

                        (ii) Second, Loss shall be allocated to the Members owning Common Units (in proportion to their positive Adjusted Capital Account Balances) until the positive Adjusted Capital

Account Balances of each such Membership Interest Holder has been reduced to zero (0).

                        (iii) Third, Loss shall be allocated to the Members owning Preferred Units (in proportion to their positive Adjusted Capital Account Balances) until the positive Adjusted Capital Account Balance of each such Membership Interest Holder has been reduced to zero (0).

                        (iv) Finally, any remaining Loss shall be allocated (A) twenty percent (20%) to the Plan Membership Interest Holders, pro-rata, in proportion to the relative Percentages owned by the Plan Membership Interest Holders, and (B) eighty percent (80%) to the Membership Interest Holders (other than the Plan Membership Interest Holders), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders.

                  (c) Notwithstanding any other provision contained in this
Section 4.2.1 (other than Section 4.2.1(d)), and subject to Section 4.3, the Members acknowledge and agree as follows:

                        (i) Up to Ten Million Dollars ($10,000,000) of Loss for the Fiscal Year ending December 31, 2000, shall be allocated to Apollo based on its relative Percentage (the actual amount of such Loss allocation is referred to herein as the "Year 2000 Loss Allocation"). Allocations of Loss to Apollo pursuant to this Section 4.2.1(c)(i) shall consist of a pro rata portion of each Company item of expense, deduction and loss that is taken into account in determining Loss for the Fiscal Year.

                        (ii) For the Fiscal Years of the Company following the Fiscal Year ending December 31, 2000, the Members acknowledge and agree that Profit shall first be allocated to Apollo to reverse the allocations of Loss to Apollo made pursuant to Section 4.2.1(c)(i). Allocations of Profit to Apollo pursuant to this Section 4.2.1(c)(ii) shall consist of a pro rata portion of each Company item of income and gain that is taken into account in determining Profit for the Fiscal Year for which the allocation is made.

                  (d) Notwithstanding any other provision contained in this
Section 4.2.1, and subject to Section 4.3, the Members further acknowledge and agree that, if Apollo elects pursuant to Section 3.1.3(vii)(A) to (i) make an additional Capital Contribution to the Company in an amount equal to the Allocation Deficiency; and (ii) receive gross income allocations under this
Section 4.2.1(d), the Company shall, immediately after Apollo makes the additional Capital Contribution described above, begin making allocations of gross income and gain (other than gross income and gain attributable to the Real Estate Assets) to Apollo until Apollo has received, in the aggregate, gross income and gain allocations pursuant to this Section 4.2.1(d) in an amount equal to (i) the Allocation Deficiency; plus (ii) all items of expense and deduction allocable to Apollo during the period during which Apollo receives gross income allocations pursuant to this Section 4.2.1(d). Allocations of gross income and gain to Apollo pursuant to this Section 4.2.1(d) shall consist of a pro rata portion of each Company item of income and gain (other than income and gain attributable to the Real Estate Assets) for the Fiscal Year for which the allocation is made.

            4.2.2 Allocation of Real Estate Profit and Real Estate Loss.

                  (a) Subject to the provisions of Section 4.3 hereof, the distributive shares of each item of Real Estate Profit for any taxable year of the Company (or other period) shall be allocated as follows and in the following order of priority:

                        (i) First, an aggregate amount of Real Estate Profit shall be allocated to the Membership Interest Holders owning Common Units (other than Apollo, its Transferees hereunder and other holders of Preferred Units or Common Units issued upon conversion of the Preferred Units), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders, until the cumulative amount of Real Estate Profit allocated to such Membership Interest Holders pursuant to this Section 4.2.2(a)(i) equals the aggregate cumulative amount of Real Estate Loss previously allocated to such Membership Interest Holders pursuant to Section 4.2.2(b)(ii) hereof.

                        (ii) Finally, any remaining Real Estate Profit shall be allocated to the Membership Interest Holders owning Common Units (other than Apollo, its Transferees hereunder and other holders of Preferred Units or Common Units issued upon conversion of the Preferred Units), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders.

                  (b) Subject to the provisions of Sections 4.2.2(c) and 4.3 hereof, the distributive shares of each item of Real Estate Loss for any taxable year of the Company (or other period) shall be allocated as follows and in the following order of priority:

                        (i) First, an aggregate amount of Real Estate Loss shall be allocated to the Membership Interest Holders owning Common Units (other than Apollo, its Transferees hereunder and other holders of Preferred Units or Common Units issued upon conversion of the Preferred Units), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders, until the cumulative amount of Real Estate Loss allocated to such Membership Interest Holders pursuant to this Section 4.2.2(b)(i) equals the aggregate cumulative amount of Real Estate Profit previously allocated to such Membership Interest Holders pursuant to Section 4.2.2(a)(ii) hereof.

                        (ii) Finally, any remaining Real Estate Loss shall be allocated to the Membership Interest Holders owning Common Units (other than Apollo, its Transferees hereunder and other holders of Preferred Units or Common Units issued upon conversion of the Preferred Units), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders.

                  (c) To the extent any Real Estate Loss cannot be allocated to any Membership Interest Holder as a result of Section 4.3.1, such Real Estate Loss shall be reallocated to the Membership Interest Holders owning Common Units (other than Apollo, its Transferees hereunder and other holders of Preferred Units or Common Units issued upon conversion of the Preferred Units) with Adjusted Capital Account Balances that are greater than zero (0).

      4.3 Special Allocations.

            4.3.1 Qualified Income Offset. No Membership Interest Holder shall be allocated Losses or deductions if the allocation (i) causes a Membership Interest Holder to have an Adjusted Capital Account Deficit or (ii) increases a Membership Interest Holder's Adjusted Capital Account Deficit. If a Membership Interest Holder receives an allocation of Loss or deduction (or item thereof), or any distribution, which (i) causes the Membership Interest Holder to have an Adjusted Capital Account Deficit or (ii) increases a Membership Interest Holder's Adjusted Capital Account Deficit, at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro-rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Membership Interest Holder before any other allocation is made of Company items for that taxable year, in the amount and proportion required to eliminate the deficit as quickly as possible. This
Section 4.3.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b).

            4.3.2 Minimum Gain Chargeback. Except as set forth in Regulations
Section 1.704-2(f), if, during any taxable year, there is a net decrease in Minimum Gain, each Membership Interest Holder, prior to any other allocation pursuant to this Section IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Membership Interest Holder's share of the net decrease of Minimum Gain, computed in accordance with Regulations Section 1.704-2(g). Allocations of gross income and gain pursuant to this Section 4.3.2 shall be made first from gain recognized from the disposition of Company assets subject to Nonrecourse Liabilities to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro-rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 4.3.2 shall constitute a "minimum gain chargeback" under Regulations Section 1.704-2(f).

            4.3.3 Contributed Property. In accordance with Code Section 704(c) and the Regulations thereunder, as well as Regulations

Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Membership Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for United States federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the fair market value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for United States federal income tax purposes and its fair market value in the manner required under Code Section 704(c) and the Regulations thereunder. In connection therewith, it is understood and agreed that any tax items under Code Section 704(c) shall be allocated to the Membership Interest Holders in accordance with the "traditional method" of allocation as set forth in Regulation Section 1.704-3(b).

            4.3.4 Code Section 754 Adjustment. To the extent an adjustment to the tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and the gain or loss shall be specially allocated to the Membership Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to those Sections of the Regulations.

            4.3.5 Nonrecourse Deductions. Nonrecourse Deductions relating to the Real Estate Assets for a taxable year or other period shall be specially allocated among the Membership Interest Holders owning Common Units (other than Apollo, its Transferees hereunder and other holders of Preferred Units or Common Units issued upon conversion of the Preferred Units) in proportion to their respective Percentages. All other Nonrecourse Deductions for a taxable year or other period shall be specially allocated (A) twenty percent (20%) to the Plan Membership Interest Holders, pro-rata, in proportion to the relative Percentages owned by Plan Membership Interest Holders, and (B) eighty percent (80%) to the Membership Interest Holders (other than the Plan Membership Interest Holders), pro-rata, in proportion to the relative Percentages owned by such Membership Interest Holders.

            4.3.6 Member Loan Nonrecourse Deductions. Any Member Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Member who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Regulations Section 1.704-2(b).

            4.3.7 Gross Income Allocations. To the extent that any Membership Interest Holder has an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro-rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Membership Interest Holder before any other allocation is made of Company items for that taxable year, in the amount and proportion required to eliminate the deficit as quickly as possible.

            4.3.8 Subsequent Allocations. Any special allocations of items of income, gain, loss or deduction pursuant to Sections 4.3.1, 4.3.2, 4.3.4, 4.3.5,
4.3.6 or 4.3.7 hereof (collectively, the "Regulatory Allocations") shall be taken into account in computing subsequent allocations of Profits pursuant to this Article IV, so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each Membership Interest Holder pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each such Membership Interest Holder pursuant to the provisions of this Article IV if such special allocations had not been required. This provision shall take into account future Regulatory Allocations that, although not yet made, are likely to offset Regulatory Allocations previously made under this Section 4.3.

      4.4 Other Allocation and Distribution Rules.

            4.4.1 Authority of Board. The Board is hereby authorized, upon the advice of the Company's tax counsel, to amend this Article IV to comply with the Code and the Regulations promulgated under Code Section 704(b); provided, however, that no such amendment shall materially affect distributions to a Membership Interest Holder without the Membership Interest Holder's prior written consent.

            4.4.2 Transfer of Membership Interest. If any Membership Interest is Transferred or forfeited during any accounting period in compliance with the provisions of this Agreement, Profits, Losses, each item thereof and all other items attributable to such Membership Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying Membership Interests during the period in accordance with Code
Section 706(d), using any conventions permitted by law and selected by the Board.

            4.4.3 Withholding. All amounts required to be withheld pursuant to
Section 1446 of the Code or any other provision of United States federal, state, or local tax law shall be treated as amounts actually distributed to the affected Membership Interest Holders pursuant to this Article IV for all purposes under this Agreement or, in the discretion of the Board, to the extent such withholding has not reduced the amounts actually distributed to an affected Membership Interest Holder, as a demand loan to such Member, which demand loan shall bear interest at a rate of 10% per annum for all purposes of this Agreement.

            4.4.4 Limitation on Distributions. Notwithstanding anything herein to the contrary, the Company shall not make any distributions to the extent the

Board determines that such distributions are prohibited under the Act (including without limitation, Section 18-607 thereof) or other applicable law.

            4.4.5 Guaranteed Payment. To the extent any compensation paid to any Member by the Company is determined by the Internal Revenue Service (i) not to be a guaranteed payment under Code Section 707(c), and (ii) not to be paid to the Member other than in the Person's capacity as a Member within the meaning of Code Section 707(a), in each such case the Member shall be specially allocated gross income of the Company in an amount equal to the amount of such compensation, and the Member's Capital Account shall be adjusted to reflect such allocations and the payment of such compensation.

            4.4.6 Plan Membership Interest Holder Allocation and Distribution Limitation. The Members hereby acknowledge and agree that the references to twenty percent (20%) in Sections 4.1.2, 4.2.1, 4.3.5 and 7.3.4 (the "Ceiling Percentages") shall apply to the Plan Membership Interest Holders on a particular allocation or distribution date only to the extent that the Plan Membership Interest Holders hold all of the Units issuable under the Membership Profit Interest Plan as of that particular date. To the extent that the Plan Membership Interest Holders do not hold all of the Units issuable under the Membership Profit Interest Plan as of a particular date, the Ceiling Percentages shall be reduced for purposes of applying Sections 4.1.2, 4.2.1, 4.3.5 and 7.3.4 to a percentage determined by multiplying the Ceiling Percentages by a fraction, the numerator of which shall equal the number of outstanding Units granted to the Plan Membership Interest Holders under the Membership Profit Interest Plan on the date in question, and the denominator of which shall equal the maximum amount of Units issuable to the Plan Membership Interest Holders under the Membership Profit Interest Plan as of that date. Further, to the extent that the Ceiling Percentages are reduced for purposes of applying Sections 4.1.2, 4.2.1 and 4.3.5 pursuant to the provisions of this Section 4.4.6, the references to eighty percent (80%) in Sections 4.1.2, 4.2.1 and 4.3.5 (the "Floor Percentages") shall be increased by an amount equal to the amount by which the Ceiling Percentages were reduced. For example, if (i) the Plan Membership Interest Holders collectively hold eighty (80) Units that have been granted under the Membership Profit Interest Plan on December 31, 2000, and (ii) as of December 31, 2000, the Company has the authority to issue a total of one hundred
(100) Units to the Plan Membership Interest Holders under the Membership Profit Interest Plan, then (iii) for purposes of applying Sections 4.1.2, 4.2.1, 4.3.5 and 7.3.4 on December 31, 2000, (A) the Ceiling Percentages shall be reduced by four percent (4%) from twenty percent (20%) to sixteen percent (16%) (20% x 80/100 = 16%), and (B) the Floor Percentages shall be increased by four percent (4%) from eighty percent (80%) to eighty-four percent (84%) (80% + 4% = 84%).

                                    ARTICLE V

                       Management: Board of Managers, etc.

      5.1 Authority of Board; Election of Managers; Removal; Vacancies; Meetings of the Board.

            5.1.1 Authority of Board.

                  (i) The Business of the Company shall be managed under the direction and control of the Board, which shall consist of Managers who shall act as fiduciaries of the Company in accordance with, and pursuant to, this Agreement. Decisions of the Board within its scope of authority shall be binding upon the Company and each Member. Managers need not be Members. Subject to the limitations set forth in Sections 5.1.1(ii), (iii), (iv) and (v) hereof, all powers of the Company shall be exercised by or under the authority of the Board, and the Board shall have full, exclusive and complete discretion, power and authority to manage, control, administer and operate the Business, including, without limitation, the power to:

                        (A) make Investments in Subject Companies; provided, however, that all such Investments shall be approved (prior to making such Investment) by the Investment Committee;

                        (B) make Temporary Investments;

                        (C) exercise all rights, powers, privileges and other incidents of ownership with respect to the Company's Investments and Temporary Investments, including without limitation, representation in the management of Portfolio Companies;

                        (D) Transfer any or all of the Company's Investments and Temporary Investments;

                        (E) make Additional Capital Calls, subject to and in accordance with, Section 3.1.3 hereof;

                        (F) employ officers, other management personnel and other personnel, and engage consultants, professionals or other specialists in any field of endeavor, including Persons who are Members, or delegate authority to do so;

                        (G) grant Membership Profit Interests in accordance with the Membership Profit Interest Plan, and grant options or other equity incentives (in the Company or in any Portfolio Company) to Management Members or other officers, employees and consultants of the Company, or delegate authority to do so;

                        (H) determine, settle and pay all expenses, debts and obligations of, and claims against, the Company, and make all accounting and financial determinations and decisions;

                        (I) enter into, make and perform all contracts, agreements and other undertakings (and execute all other certificates, instruments and documents of any kind) which the Board determines to be necessary, advisable or incidental to the conduct of the Business;

                        (J) make any and all expenditures which the Board deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting and other related expenses incurred in connection with the organization, financing and operation of the Company; and

                        (K) engage in any kind of activity necessary or incidental to the accomplishment of the purposes of the Company.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the Company shall not (and the Board shall have no authority to cause the Company to) engage in any Management Transaction without the consent of Apollo; provided, however, that this Section 5.1.1(ii) shall terminate and be of no further force or effect upon the first date on which Apollo and the Permitted Funds cease to own, in the aggregate, at least 50% of the Units which Apollo held as of the Effective Date (subject to adjustment for any change to such Units by reason of conversion, split, recapitalization or other similar transaction).

                  (iii) Notwithstanding anything to the contrary in this Agreement, the Company shall not (and the Board shall have no authority to cause the Company to) issue any Units or Convertible Securities (other than Membership Profit Interests in accordance with the Membership Profit Interest Plan) or engage in any other equity financing, in each case if the aggregate amount of Commitments is not less than Five Hundred Million Dollars ($500,000,000), or make any Additional Capital Calls (except in accordance with Section 3.1.4 hereof) after the Company has received Capital Contributions in the aggregate amount of Five Hundred Million Dollars ($500,000,000), without the consent of Apollo; provided, however, that this Section 5.1.1(iii) shall terminate and be of no further force or effect upon the first date on which neither Apollo nor any Permitted Fund is a Member, or if earlier (1) upon a Qualified IPO with respect to any issuance where the securities issued reflect a valuation of the Company of at least the valuation reflected in the Qualified IPO, or (2) upon the first anniversary of a Qualified IPO with respect to any other issuance.

                  (iv) Notwithstanding anything to the contrary in this Agreement, the Company shall not (and the Board shall have no authority to cause the Company to) engage in any of the following transactions without the consent of Apollo; provided, however, that (x) clauses "(A)" and "(C)" of this Section 5.1.1(iv) shall terminate and be of no further force or effect upon the first date on which neither Apollo nor any Permitted Fund is a Member, or if earlier upon a Qualified IPO, and (y) clause "(B)" of this Section 5.1.1(iv) shall terminate and be of no further force or effect upon the first date on which the number of Investor Managers is reduced to zero (0):

                        (A) issuing any indebtedness or borrowing any amounts whatsoever (other than trade payables owed to suppliers and other trade creditors incurred in the ordinary course of the Company's Business);

                        (B) changing the compensation payable by the Company to Hoehn-Saric or Becker, solely with respect to (i) granting options to Hoehn-Saric or Becker or other equity incentives in the Company or in any Portfolio Company, (ii) increasing the respective interests of Hoehn-Saric and/or Becker in the Membership Profit Interest Plan as set forth in Section 3.3 hereof, and (iii) changing the vesting schedule applicable to any options or other equity incentives;

                        (C) taking any action that would result in (i) the Company incurring any item of "unrelated business taxable income" (within the meaning of Section 512 of the Code) or "debt-financed income" (within the meaning of Section 514 of the Code); (ii) withholding tax obligations with respect to Apollo, or (iii) the treatment of the Company as a "United States Real Property Holding Corporation" (within the meaning of Section 897 of the
Code) for Federal income tax purposes (tested as if the Company were a corporation for such purposes); and

                        (D) amending or modifying the Certificate or this Agreement in a manner that adversely affects Apollo or any holder of Preferred Units.

                  (v) Notwithstanding anything to the contrary in this Agreement, the Company shall not (and the Board shall have no authority to cause the Company to) engage in any transaction (other than a Management Transaction approved in accordance with the preceding clause "(ii)", and other than the transactions set forth on Exhibit F hereof) with an Affiliate of the Company (an "Affiliate Transaction") unless:

                        (A) such Affiliate Transaction is fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate; and

                        (B) if such Affiliate Transaction involves consideration to either the Company or such Affiliate in excess of One Million Dollars ($1,000,000), such Affiliate Transaction is approved by a majority of the Managers who are disinterested in such Affiliate Transaction; and

                        (C) if such Affiliate Transaction involves consideration to either the Company or such Affiliate in excess of Five Million Dollars ($5,000,000), the Company obtains a written favorable opinion from an independent investment banking or valuation firm of national reputation as to the fairness (from a financial viewpoint) of such Affiliate Transaction to the Company.

            5.1.2 Election of Managers. The Managers shall be nominated and elected by the Members as provided herein, and each Manager shall serve as a Manager until the next annual meeting of the Members (or until his earlier resignation or removal) and thereafter until his successor is duly elected and qualified.

                  (i) Each Member agrees to vote or cause to be voted all Units owned by it or over which it has voting control, and shall take all other necessary or desirable actions within its control (whether in its capacity as a Member, Manager, member of a committee of the Board, officer of the Company or otherwise, including without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meeting), and the Board shall cause the Company to take all necessary or desirable actions within its control (including, without limitation, calling special Board or Member meetings), so that:

                        (A) at all times, the authorized number of Managers on the Board shall be established at nine (9) Managers;

                        (B) at all times, seven (7) Managers, and at all times after the effective date of a Qualified IPO, seven (7) directors of the Corporate Successor, designated by Sylvan (collectively, the "Sylvan Managers") shall be elected to the Board (or the board of directors of the Corporate Successor, as the case may be); provided, however, that (i) in no event shall any Person who is not a member of the board of directors of Sylvan (the "Sylvan Board") be designated to serve (or otherwise serve) as a Sylvan Manager; (ii) in no event shall any member of the Sylvan Board designated as such by Apollo or any of its Affiliates be designated to serve (or otherwise serve) as a Sylvan Manager; and (iii) in all events, no more than two (2) of the Sylvan Managers shall be employees of Sylvan, Holding and/or the Company;

                        (C) at all times, subject to Section 5.1.2(ii) hereof, two (2) Managers (or directors of the Corporate Successor following a Qualified
IPO) designated by Apollo (collectively, the "Investor Managers") shall be elected to the Board (or the board of directors of the Corporate Successor, as the case may be); provided, however, that in the event (and to the extent) Apollo and/or any of its Affiliates has the right to designate one or more members of the Sylvan Board, such individuals shall be designated as the Investor Managers; and

                  (D) The Members hereby acknowledge and agree that, at any time following a Qualified IPO, the number of members of the board of directors of the Corporate Successor may be increased or decreased from time to time, subject to Sections 5.1.2(i)(B) and 5.1.2(i)(C) hereof.

                  (ii) Notwithstanding anything in Section 5.1.2(i) hereof, if the number of Units (including the Common Units into which the Preferred Units are converted) or, after the effective date of a Qualified IPO, the number of shares of common stock of the Corporate Successor, held by Apollo and Permitted Funds in the aggregate (as adjusted for Unit splits, stock splits and similar transactions, the conversion of Preferred Units into Common Units pursuant to
Section 7.2 hereof, and the conversion of Units into shares of stock in connection with the Qualified IPO) is less than the number specified below (as so adjusted), then the number of Investor Managers (or directors, as the case may be) shall be reduced as follows:

Number of Units or Shares                       Investor Managers (or directors)

Less than 33.23 (but greater than or equal to 9.97)                1

Less than 9.97                                                     0

Notwithstanding the preceding Section 5.1.2(ii), in the event Apollo Transfers any Units pursuant to clause (i) of Section 6.2 hereof, to a Person that is not an Affiliate of Apollo, the respective "Number of Units or Shares" set forth above shall be reduced proportionately based on Apollo's initial ownership of
99.7 Units as of the Effective Date.

                  (iii) Notwithstanding anything to the contrary in this Section 5.1.2:

                        (A) if, at any time, the number of Units held by Sylvan represents less than 40% of the aggregate number of all outstanding Units determined on a Fully-Diluted Basis (but, for purposes of this Section 5.1.2(iii), without regard to Units issued or issuable pursuant to the Membership Profit Interest Plan), the Managers shall be elected pursuant to cumulative voting by the Members, with each Member having a number of votes equal to the product of the number of Units held by such Member times the total number of Managers to be elected by the Members at a meeting of Members duly called and at which a quorum is present; and

                        (B) in the event the number of Investor Managers is reduced pursuant to Section 5.1.2(ii) hereof, the total number of Managers shall likewise be reduced.

            5.1.3 Removal. The Managers may be removed at any time, as follows:

                  (i) Sylvan may remove any or all of the Sylvan Managers from office, with or without cause, and may designate (in the manner set forth in Section 5.1.2 for the election of the Sylvan Managers) a successor or successors to fill any resulting vacancies for the unexpired term and thereafter until a successor or successors are duly elected and qualified; and

                  (ii) Apollo may remove any or all of the Investor Managers from office, with or without cause, and may designate (in the manner set forth in Section 5.1.2 for the election of the Investor Managers) a successor or successors to fill any resulting vacancies for the unexpired term and thereafter until a successor or successors are duly elected and qualified; and

                  (iii) In the event the number of Investor Managers is reduced pursuant to Section 5.1.2(ii) hereof, Apollo shall designate which of the Investor Managers shall be removed.

            5.1.4 Vacancies. Vacancies in the Board shall be filled as follows:

                  (i) If the office of a Sylvan Manager becomes vacant for any reason, such vacancy shall be filled by Sylvan (in the manner set forth in Section 5.1.2 for the election of the Sylvan Managers), and any such successor Manager shall serve for the unexpired term and thereafter until a successor is duly elected and qualified; and

                  (ii) If the office of an Investor Manager becomes vacant for any reason (except in accordance with Section 5.1.3(iii)), such vacancy shall be filled by Apollo (in the manner set forth in Section 5.1.2 for the election of the Investor Managers), and any such successor Manager shall serve for the unexpired term and thereafter until a successor is duly elected and qualified.

            5.1.5 Meetings.

                  (i) General.

                        (A) The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the President or by the Chairman of the Board, if there be one, or by any Manager. Notification of meetings, both regular and special, stating the place, date and hour of the meeting shall be given to each Manager by reputable next day courier or facsimile not less than forty-eight (48) hours before the date of the meeting.

                        (B) Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of proceedings of the Board or committee.

                        (C) Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and participation in a meeting pursuant to this Section 5.1.5(i)(C) shall constitute presence in person at such meeting.

                  (ii) Quorum; Voting. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business, and the act of a majority of the entire Board shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            5.1.6 Committees-In General. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the Managers; provided however, (i) as long as Sylvan shall be entitled to designate at least one (1) Sylvan Manager (or director, as the case may be), a Sylvan Manager shall serve on each committee of the Board, and (ii) as long as Apollo shall be entitled to designate at least one (1) Investor Manager (or director, as the case may be), an Investor Manager shall serve on each committee of the Board. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board when required.

            5.1.7 Investment Committee. The Board shall designate an Investment Committee which shall have the exclusive power and authority to approve (by majority vote) all of the Company's proposed Investments in Subject Companies (the "Investment Committee"); provided, however, that upon a Qualified IPO of Holding or the Corporate Successor (as the case may be), all such power and authority of the Investment Committee shall terminate and such authority shall vest directly in the Board of Directors of Holding or the Corporate Successor (as the case may be).

                  (i) The Board shall cause the Company to take all necessary or desirable actions within its control (including, without limitation, calling special Board or Member meetings), so that:

                        (A) the authorized number of Persons serving on the Investment Committee shall be established at six (6);

                        (B) three (3) Persons designated by Sylvan
(collectively, the "Sylvan Committee Members") shall be appointed to the Investment Committee, subject to Section 5.1.7(ii) hereof; and

                        (C) three (3) Persons designated by Apollo
(collectively, the "Investor Committee Members") shall be appointed to the Investment Committee, subject to Section 5.1.7(ii) hereof; and

                  (ii) Notwithstanding anything in Section 5.1.7(i) hereof, (A) in the event the number of Investor Managers is reduced at any time in accordance with Section 5.1.2(ii) hereof, the number of Investor Committee Members shall likewise be reduced to equal the number of Investor Managers, and
(B) in the event the number of Sylvan Managers is reduced at any time in accordance with Section 5.1.2(iii) hereof, the respective number of Sylvan Committee Members shall likewise be reduced to equal the number of Sylvan Managers (but the number of Investor Committee Members shall not be reduced).

            5.1.8 Compensation. The Managers may be paid their expenses, if any, for attendance at each meeting of the Board, and the Managers (who are not employees of Sylvan, the Company, Holding, any Company Subsidiary or any other entity Controlled by Holding or Sylvan) may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Manager. Subject to Apollo's approval rights set forth in Section 5.1.1(iv) hereof, no such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members (who are not employees of Sylvan, the Company, Holding, any Company Subsidiary or any other entity Controlled by Holding or Sylvan) of special or standing committees may be allowed like compensation for attending committee meetings.

            5.1.9 Nominations. The Company shall at all times before and after a Qualified IPO support the nominations to the Board (or the board of directors of the Corporate Successor) of the Persons designated by the Members in accordance with the provisions of Section 5.1.2, and the board of directors of the Corporate Successor, if any (and the Corporate Successor's nominating committee, if any) shall recommend the inclusion of such Persons in the slate of nominees recommended to stockholders for election as directors of the Corporate Successor at each annual meeting of stockholders of the Corporate Successor.

      5.2 Meetings of Members.

            5.2.1 Place of Meeting. Meetings of the Members for the election of Managers or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the Notification of the meeting or in a duly executed waiver of notice thereof.

            5.2.2 Annual Meetings. The annual meeting of Members shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the Notification of the meeting, at which meeting the Members shall elect the Board and transact such other business as may properly be brought before the meeting. Notification of the annual meeting stating the place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting by reputable next day courier or facsimile not less than forty-eight (48) hours before the date of the meeting.

            5.2.3 Special Meetings. Special meetings of Members, for any purpose or purposes, may be called by the Chairman of the Board, if there is one, by the Board, or by any Manager. Such request shall state the purpose or purposes of the proposed meeting. Notification of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by reputable next-day courier or facsimile not less than forty-eight (48) hours before the date of the meeting to each Member entitled to vote at such meeting.

            5.2.4 Quorum. At all meetings of the Members, the holders of more than 50% of the Percentages held by Members, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

            5.2.5 Voting. Except as otherwise provided in this Agreement, the holders of the Preferred Units and the holders of Common Units shall vote together as a single class on all matters submitted to a vote of the Members. Unless otherwise required by law, the Certificate, or this Agreement, any question brought before any meeting of Members shall be decided by Consent of the Members. Except as otherwise permitted in connection with cumulative voting pursuant to Section 5.1.2(iii) hereof, each Member represented at a meeting of Members shall be entitled to one (1) vote for each

Unit held by such Member (determined on a Fully-Diluted Basis) on each motion submitted to a vote at a meeting of the Members; provided, however, that for purposes of any such vote, each Member that holds Preferred Units shall be deemed to hold the number of Common Units into which such Preferred Units are then convertible. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. The Board, in its discretion, or the officer of the Company presiding at a meeting of Members, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

            5.2.6 Consent of Members in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of Members, may be taken without a meeting, without prior Notification and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

      5.3 Officers.

            5.3.1 General. The Board, in its discretion, may appoint officers of the Company, which officers may include a President, a Chairman of the Board (who must be a Manager), a Treasurer, a Secretary, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, each of which shall have the respective power and authority designated by the Board from time to time. Any number of offices may be held by the same Person, unless otherwise prohibited by law. The officers of the Company need not be Members, nor, except in the case of the Chairman of the Board, need such officers be Managers.

            5.3.2 Election. The Board, at its first meeting held after each annual meeting of Members, shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board, and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

      5.4 Waiver of Notification. Whenever any Notification is required by law or this Article V to be given to any Manager, member of a committee, or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said Notification, whether before or after the time stated therein, shall be deemed equivalent thereto.

      5.5 Personal Services. No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless approved by the

Board, no Member (or Affiliate thereof) shall be entitled to compensation for any services performed for the Company other than as an employee of the Company.

      5.6 Limitation on Authority of Members.

            5.6.1.No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

            5.6.2.This Section 5.6 supersedes any authority granted to the Members pursuant to Section 18-402 of the Act. Any Member who takes any action or binds the Company in violation of this section shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to such loss or expense.

      5.7 Liability and Indemnification.

            5.7.1. Right to Indemnification. Subject to the limitations and conditions set forth in this Section 5.7, each Person who was or is made a party (or is threatened to be made a party) to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative proceeding (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager or officer of the Company or while a Manager or officer of the Company is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another Person (each, an "Indemnified Person"), shall be indemnified by the Company, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding, and indemnification under this
Section 5.7 shall continue as to an Indemnified Person who has ceased to serve in the capacity which initially entitled such Indemnified Person to indemnity hereunder. The rights granted pursuant to this Section 5.7 shall be deemed contract rights, and no amendment, modification, or repeal of this Agreement shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. The indemnification provided in this Section 5.7 could involve indemnification for negligence or under theories of strict liability but shall not extend to any matter for which the final disposition of the Proceeding determines that the conduct of such Indemnified Person constituted self-dealing or fraud.

            5.7.2. Advance Payment. The right to indemnification conferred in this Section 5.7 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by an Indemnified Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Indemnified Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Indemnified Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Indemnified Person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Section 5.7 and a written undertaking, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under this Section 5.7 or otherwise.

            5.7.3. Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may (i) indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to an Indemnified Person under this Section 5.7; and (ii) indemnify and advance expenses to Persons who are not or were not Managers, officers, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Person against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent which it may indemnify and advance expenses to an Indemnified Person under this Section 5.7.

            5.7.4. Appearance as a Witness. Notwithstanding any other provision of this Section 5.7, the Company shall pay or reimburse expenses incurred by a Manager or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

            5.7.5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section 5.7 shall not be exclusive of any other right which a Manager, officer or other Person indemnified pursuant to Section 5.7.3. may have or hereafter acquire under any law (common or statutory), provision of the Certificate, this Agreement, any other agreement, vote of Members or disinterested Managers or otherwise.

            5.7.6. Savings Clause. If this Section 5.7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or officer or any other Person indemnified pursuant to this Section 5.7 as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section 5.7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

            5.7.7. Limitation on Liability. No Manager or officer shall be personally liable, as such, for any action taken or omitted from being taken unless: (i) such Manager or officer breached or failed to perform the duties of his office; and (ii) such breach or failure to perform constituted self-dealing or fraud. The foregoing shall not apply to any responsibility or liability under a criminal statute or liability for the payment of taxes under Federal, state, or local law.

                                   ARTICLE VI

                        Transfer of Membership Interests

      6.1 No Transfer or Voluntary Withdrawal.

            6.1.1. General Restriction. Except as set forth in this Article VI, during the period commencing on the Effective Date and ending on the earlier to occur of (i) the third anniversary of the Effective Date, and (ii) the consummation of a Qualified IPO (and, in the case of a Qualified IPO, the termination of the applicable lock-up period required by the managing underwriters of such Qualified IPO, such period not to exceed One Hundred Eighty
(180) days), no Member may Transfer to any Person all or any portion of its Membership Interest, directly or indirectly, without both the prior Consent of the Members and the prior Consent of the Preferred. Any Transfer in contravention of this Section 6.1 shall be null and void. The Company shall not be required to recognize any Transfer until the instrument conveying such Membership Interest has been delivered to the Company for recordation on the books of the Company. Unless an assignee becomes a Member in accordance with the provisions of Section 6.7, it shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive all or part of the share of the Profits, Losses, distributions of cash or property or returns of capital to which his assignor would otherwise be entitled. No Member shall Voluntarily Withdraw or otherwise resign or retire from the Company without the prior Consent of the Members.

      6.1.2 .Special Restriction. Notwithstanding any other provision of this Agreement, no Member may Transfer all of any part of its Membership Interests and no attempted or purported Transfer of such Membership Interests shall be effective (i) if, in the opinion of counsel to the Company, such Transfer (A) may not be affected without registration under the Securities Act of 1933, as amended (the "Securities Act"); (B) would result in the violation of any applicable state securities laws; (C) would result in the treatment of the Company as an association taxable as a corporation or as a "publicly-traded partnership" for tax purposes, unless such a Transfer is consented to in writing by all of the Members; (D) would result in the Company becoming subject to the Investment Company Act of 1940, as amended (the "Investment Company Act");

or (E) would cause the Company to be deemed to hold "plan assets," as such term is defined in United States Labor Regulations, 29 CFR Section 2510.3-101 ("Plan Assets"), or result in a nonexempt prohibited transaction pursuant to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Code
Section 4975; and (ii) unless such Member Transfers a pro-rata portion of such Member's stock of Holdings, if any, contemporaneously with such Transfer of Membership Interests.

      6.2 Transfer of Preferred Units. Notwithstanding anything in Section 6.1.1 hereof to the contrary (but subject to Section 6.1.2 hereof), Apollo and the Permitted Funds shall be permitted to Transfer (i) up to 19.94 Preferred Units (subject to adjustments for Unit splits and similar transactions) to Persons (reasonably acceptable to Sylvan) who are not Affiliates of Apollo; and (ii) any number of Units to any Apollo Permitted Transferee (including any non-Affiliates of Apollo in excess of the Units permitted under (i) above), in each case with prior Notification to Sylvan and the Company; provided, however, that (1) in the case of clauses (i) and (ii) hereof, such Transferee is financially able to satisfy any and all Additional Capital Calls with respect to the Commitment related to the Transferred Units (taking into account the financial condition of such Transferee and any guarantor of such Transferee's obligations with respect to such Commitment); and (2) in the case of clause (ii) hereof, any such Transferee who is not either a Permitted Fund or an Affiliate of an Apollo Person shall not have any of the rights granted pursuant to this Agreement specifically to Apollo and not generally to all holders of Preferred Units.

      6.3. Transfer by Management Members. Notwithstanding anything in Section
6.1.1 hereof to the contrary (but subject to Section 6.1.2 hereof), each of the Management Members shall be permitted to Transfer any or all Units held by him to one or more of his respective Affiliates (including, without limitation, (i) a limited partnership or limited liability company Controlled by Hoehn-Saric and Becker, and (ii) Sterling Capital, Ltd., an Illinois limited partnership, Sterling Advisors, and Sterling Venture Partners, LP, an Illinois limited partnership); provided, however, that (A) such Transferee is financially able to satisfy any and all Additional Capital Calls with respect to the Commitment related to the Transferred Units (taking into account the financial condition of such Transferee and any guarantor of such Transferee's obligations with respect to such Commitment), and (B) such Transferee shall agree to be subject to the same restrictions on Transfer and other provisions hereof applicable to the Management Members.

      6.4. Transfer of Membership Profit Interests. Notwithstanding anything in
Section 6.1.1 hereof to the contrary (but subject to Section 6.1.2 hereof), Common Units granted to participants in (and in accordance with) the Membership Profit Interest Plan shall be Transferable only in accordance with the terms and conditions set forth in the applicable Management Employment Documents.

      6.5 Tag-Along Rights.

            6.5.1. Subject to the provisions of Sections 6.1 and 6.2, if any of any Management Member, Sylvan, Apollo or any Apollo Permitted Transferee (other than a Related Person that is not either a Permitted Fund or an Affiliate of an Apollo Person) (collectively, the "Tag Along Members") negotiates or receives and elects to accept one or more bona fide offers from a third party buyer who is not an Affiliate of such Tag Along Member (the "Proposed Transferee") to purchase or otherwise acquire for value any Units held by such Tag Along Member (excluding with respect to any Management Member, any Membership Interest received pursuant to the Membership Profits Interest Plan) (the "Selling Member") pursuant to a Transfer by such Selling Member, then such Selling Member shall notify in writing the other Tag Along Members (the "Participating Members") and the Company of the terms and conditions of such offer (a "Purchase Offer") and the number and class of Units proposed for Transfer pursuant to the Purchase Offer. Such notice (the "Tag-Along Rights Notice") shall be delivered by the Selling Member, promptly following the date that the Selling Member elects to accept the Purchase Offer, and must include therewith a copy of drafts of all materials, if any, relating to the Purchase Offer.

            6.5.2. The Participating Members shall have the right, exercisable upon Notification to the Selling Member within twenty (20) days after the date of receipt of the Tag-Along Rights Notice, to participate in accordance with the terms and conditions set forth below in the Selling Member's Transfer of Units pursuant to the specified terms and conditions of such Purchase Offer. To the extent any of the Participating Members exercise such right of participation, the number of Units that the Selling Member may sell pursuant to such Purchase Offer shall be correspondingly reduced. Each Participating Member may sell all or any part of that number of Units owned by such Participating Member (the "Maximum Number") that is not in excess of the product of (i) the total number of Units proposed for Transfer pursuant to the Purchase Offer multiplied by (ii) a fraction, the numerator of which is the number of Units held by such Participating Member (determined on a Fully-Diluted Basis), and the denominator of which is the total number of Units held by the Selling Member and all the Participating Members that elect to sell Units pursuant to the Purchase Offer (determined on a Fully-Diluted Basis).

            6.5.3. The Selling Member and the Participating Members shall sell to the Proposed Transferee all, or, at the option of the Proposed Transferee, any part, of the Units proposed for Transfer pursuant to the Purchase Offer at not less than the price and upon such other terms and conditions, if any, not more favorable to the Proposed Transferee than those set forth in the Tag Along Rights Notice; provided, however, that any purchase of less than all of such Units by the Proposed Transferee shall be made from the Selling Member and the Participating Members pro-rata based upon the relative amount of the Units that each such Member is otherwise entitled to sell pursuant to Section 6.5.2. In the event that the Proposed Transferee refuses to comply with any or part of the provisions set forth in this Section 6.5, the Selling

Member shall be prohibited from Transferring any of his or her Units, and any Transfer in violation of this Section 6.5 above shall be considered null and void and without effect. If there is any material adverse change in the terms and conditions of the transaction described in the Tag-Along Rights Notice (including, without limitation, any decrease in the purchase price) after a Participating Member makes the election set forth above, then such Participating Member shall have the right to withdraw from participation in such transaction any or all of its Units prior to the closing.

            6.5.4. The exercise or non-exercise of the rights of the Participating Members to participate in one or more Transfers of Units made by a Selling Member shall not adversely affect the rights of the Participating Members to participate in subsequent Transfers by a Selling Member pursuant to this Section 6.5.

            6.5.5. This Section 6.5 shall survive the consummation of a Qualified IPO; provided however that the rights set forth in this Section 6.5 shall terminate and be of no further force or effect (i) with respect to Sylvan, on the first date on which Sylvan ceases to own at least 50% of the Units (subject to adjustment for any change to such Units by reason of conversion, split, recapitalization or other similar transaction) which it held as of the Effective Date; and (ii) with respect to Apollo and any Apollo Permitted Transferee who has such rights pursuant to this Section 6.5, on the first date on which Apollo, the Permitted Funds, and/or such Apollo Permitted Transferee cease to own in the aggregate at least 50% of the Units (subject to adjustment for any change to such Units by reason of conversion, split, recapitalization or other similar transaction) which Apollo held as of the Effective Date.

            6.5.6. This Section 6.5 shall not apply to Transfers of Units pursuant to Rule 144.

      6.6. Registration Rights. The holders of Units shall have the registration rights set forth in that certain Registration Rights Agreement, dated as of the Effective Date, by and between the Company and such holders (the "Registration Agreement").

      6.7 Admission of Transferee as Member. No transferee of any portion of any Membership Interest shall be admitted as a Member unless:

            6.7.1 such Membership Interest is transferred in compliance with the applicable provisions of this Agreement;

            6.7.2 such transferee shall have executed and delivered to the Company such instruments as the Company or its counsel deems necessary or desirable to effectuate the admission of such transferee as a Member and confirm the agreement of such transferee to be bound by all of the terms and provisions of this Agreement with respect to such Membership Interest.

            6.7.3 if requested by a Member or the Company, such transferee shall have delivered to the Company, at the transferee's sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to the Company, to the effect that:

                  (i) such transferee has the legal right, power and capacity to own the Membership Interest proposed to be transferred; and

                  (ii) such Transfer does not violate any provision of Section
6.1.2. hereof.

As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission. All reasonable costs and expenses incurred by the Company in connection with any Transfer of any Membership Interest (and, if applicable, the admission of any transferee as a Member) shall be paid by the transferee.

                                   ARTICLE VII

                            Miscellaneous Agreements

      7.1 Preemptive Rights.

            7.1.1. If, at any time prior to a Qualified IPO, the Company proposes to issue any Units, Options or Convertible Securities, including, without limitation, Additional Units (collectively, the "Offered Securities"), the Company shall first deliver to Apollo a Notification of such proposed issuance of Offered Securities (the "Offer"), which Offer shall

                  (i) identify and describe the Offered Securities,

                  (ii) describe the price and other terms upon which the Offered Securities are to be issued and the number and amount of the Offered Securities to be issued, all as shall at the time of such Offer, have been fully negotiated,

                  (iii) identify the acquiring Person or Persons (the "Acquiring Persons"), and

                  (iv) include an offer to issue to Apollo a pro-rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the sum of (a) the aggregate number of Common Units then held, in the aggregate, by Apollo and its Permitted Funds on a

Fully-Diluted Basis plus (b) the aggregate number of Common Units (on a Fully-Diluted Basis) Transferred by Apollo pursuant to the provisions of Section 6.2(i) hereof, and the denominator of which is the total number of Common Units then outstanding on a Fully-Diluted Basis (the "Pro-Rata Share").

            7.1.2. To accept an Offer, in whole or in part, Apollo must deliver a Notification to the Company prior to the fifteenth (15th) day following receipt of the Offer, setting forth the portion of Apollo's Pro-Rata Share which Apollo elects to purchase (the "Notice of Acceptance"). The Company shall have ninety (90) days from the expiration of such fifteen (15) day period to issue all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Apollo, but only upon terms and conditions that are not more favorable, in the aggregate, to the Acquiring Persons or less favorable to the Company than those set forth in the Offer. Upon the closing of the issuance of the Offered Securities, Apollo shall acquire from the Company, and the Company shall issue to Apollo, the number of Offered Securities specified in the Notice of Acceptance, upon the terms and conditions specified in the Offer. Any Offered Securities not acquired by Apollo or the Acquiring Persons in accordance with this Section 7.1.2 may not be issued, sold or exchanged until they are again offered to Apollo under the procedures specified in this Section 7.1.

            7.1.3. Notwithstanding anything in this Section 7.1 to the contrary, the term "Offered Securities" shall not include:

                  (i) Common Units issued as a distribution to holders of Common Units or upon any split, subdivision, combination or other reclassification of shares of Common Units;

                  (ii) Common Units issued upon conversion of Preferred Units;

                  (iii) Common Units issued pursuant to the Membership Profit Interest Plan;

                  (iv) securities issued in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the stock (or other equity interests) or assets of any other Person;

                  (v) Units sold by the Company (or shares of stock sold by the Corporate Successor) in a Qualified IPO;

                  (vi) common stock and Options issued to Plan Membership Interest Holders pursuant to Section 7.3.4; or

                  (vii) Additional Capital Calls.

            7.1.4. This Section 7.1. shall terminate and be of no further force or effect upon the purchase by Apollo of Offered Securities that, when added to the amount of Offered Securities previously purchased by Apollo pursuant to the provisions of this Section 7.1, equal or exceed an amount of Offered Securities in respect of which Apollo shall have made (or may be required to make pursuant to the terms hereof or of such securities) Capital Contributions equal to Twenty Five Million Dollars ($25,000,000) or more.

      7.2 Optional Conversion of Preferred Units.

            7.2.1. In General. At any time and from time to time prior to the consummation of a Qualified IPO, any Member holding Preferred Units may convert all or any of the Preferred Units held by such Member into a number of Common Units (including fractional interests in such Common Units) computed by multiplying the number of Preferred Units proposed to be converted by One Million Dollars ($1,000,000), and dividing the result by the applicable "Conversion Price" (as defined herein) then in effect. The initial conversion rate for Preferred Units surrendered for conversion shall be one (1) Common Unit for each Preferred Unit surrendered for conversion, representing an initial "Conversion Price" of One Million Dollars ($1,000,000) per Common Unit, subject to adjustment as hereinafter provided. The Members acknowledge and agree that the One Million Dollar ($1,000,000) amounts in this Section 7.2.1 represent the quotient of the aggregate Capital Contributions (other than the Real Estate Investment) and Commitments of all Members ($400,000,000), divided by the aggregate number of Units (400) other than Units issuable under the Membership Profit Interest Plan.

                   7.2.2 Conversion Procedure.

                  (i) Any holder of Preferred Units desiring to convert any portion thereof into Common Units shall provide Notification to the Company of its election to convert the same. Conversion shall be effective upon receipt by the Company of such Notification. In case of any liquidation, dissolution and winding up of the Company, such right shall cease and terminate at the close of business on the business day fixed for payment of the amount distributable to the holders of Preferred Units pursuant to Section 4.1.5.

                  (ii) The Company shall assist and cooperate with any holder of Preferred Units required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Units hereunder (including, without limitation, making any filings required to be made by the Company). The Company shall take all such actions as may be reasonably necessary to ensure that all such Common Units may be so issued without violation of any applicable law or governmental regulation.

            7.2.3 Subdivision or Combination of Common Units. If the Company subdivides (by any Unit split, dividend, distribution, recapitalization or otherwise) the outstanding Common Units into a greater number of Units, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased to account for such subdivision, and if the Company combines (by reverse Unit split or otherwise) the outstanding Common Units into a smaller number of Units, the applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            7.2.4 Adjustment of Conversion Price Upon Certain Issuances of Units. If the Company shall issue or sell, or is, in accordance with subparagraphs 7.2.4(i) through 7.2.4(vi), deemed to have issued or sold, any Units (including Common Units and all Options and Convertible Securities) for a consideration per Unit less than the applicable Conversion Price for the Preferred Units in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then, forthwith upon such Dilutive Event, such applicable Conversion Price shall be reduced concurrently with such issue to an amount equal to the quotient of (i) (A) the Conversion Price immediately prior to such Dilutive Event, multiplied by (B) the number of Common Units outstanding immediately prior to such Dilutive Event determined on a Fully-Diluted Basis (including, but not limited to, all Units issued and issuable pursuant to the Membership Profit Interest Plan), plus (C) the aggregate consideration, if any, received or to be received by the Company upon such Dilutive Event, divided by
(ii) the sum of the number of Common Units outstanding immediately after such Dilutive Event, determined on a Fully-Diluted Basis (including, but not limited to, all Units issued and issuable pursuant to the Membership Profit Interest
Plan). The Conversion Price shall be determined in accordance with the foregoing formula and shall be rounded to the nearest one tenth of one cent ($0.001).

            Notwithstanding the foregoing, if, as of the effective date of any conversion of Preferred Units under Sections 7.2 or 7.3.2 hereof, the Member converting all or any of its Preferred Units has not made aggregate Capital Contributions equal to the full amount of such Member's Commitment as set forth on Exhibit A hereof, the Conversion Price shall be readjusted to eliminate the effect of any and all prior Dilutive Events with respect to which the aggregate consideration per Unit received by the Company in connection with such Dilutive Effect was equal to or greater than the quotient of the aggregate Capital Contributions of such Member, divided by the aggregate number of Preferred Units held by such Member.

            For purposes of this Section 7.2.4, the following subparagraphs (i) to (v) shall also be applicable:

                  (i) Issuance of Rights or Options. In case the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Units or any Units or security convertible into or exchangeable for Common Units (such warrants, rights or options being called "Options" and such convertible or exchangeable Units or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per Unit for which Common Units are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of Common Units issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price for the Preferred Units immediately prior to the time of the granting of such Options or Convertible Securities, then the total maximum number of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per Unit as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Units or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Units upon conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per Unit for which Common Units are issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of Common Units issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price for the Preferred Units immediately prior to the time of such issue or sale, then the total maximum number of Common Units issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph (iii), no adjustment of any Conversion Price shall be made upon the actual issue of such Common Units upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this Section 7.2.4., no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (i) or (ii), or the rate at which Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Units shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price for the Preferred Units at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding included such changed purchased price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but in no event will the applicable Conversion Price be readjusted to an amount greater than the applicable Conversion Price which would have been in effect had the Options or Convertible Securities subject to the above described consideration changes never been granted, issued or sold. In addition, on the expiration or exchange of any Option or Convertible Securities prior to the conversion of the Preferred Units, the applicable Conversion Price then in effect hereunder shall forthwith be adjusted to the applicable Conversion Price which would have been in effect had such Options or Convertible Securities never been issued; provided, that any consideration which was actually received by the Company in connection with the issuance or sale of such Options or Convertible Securities shall be included in the readjustment computation even though such Options or Convertible Securities shall have expired or terminated; provided, further, that no such readjustment to the Conversion Price shall affect any Common Units previously issued upon conversion of Preferred Units.

                  (iv) Distribution of Units. In case the Company shall make any distribution upon any Common Units of the Company payable in Common Units, Options or Convertible Securities, any Common Units, Options or Convertible Securities, as the case may be, issued in payment of such distribution shall be deemed to have been issued or sold at a consideration equal to $.01 per Unit.

                  (v) Consideration. In case any Common Units, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, net of accrued interest, but without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Common Units, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any amounts paid or receivable for accrued interest and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, the consideration shall be allocated between the Options and such other securities as determined in good faith by the Board.

                  (vi) Adjustment. In case any event shall occur as to which the provisions of this Section 7.2.4 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the holders of the Preferred Units in accordance with the essential intent and principles of such provisions, then, in each such case, the Company shall make a good faith adjustment to the Conversion Price in accordance with the intent of this Section 7.2.4 and, upon the written request of the holders of a majority of the Preferred Units, shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 7.2.4, necessary to preserve, without dilution, the conversion rights associated with the Preferred Units. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the holders of each Preferred Unit and shall make the adjustments described therein.

            7.2.5.Notification. Immediately upon any adjustment of the applicable Conversion Price, the Company shall give Notification thereof to all Members holding Preferred Units, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

            7.2.6.Certain Issues of Common Units Excepted. The Company shall not be required to make any adjustment of the applicable Conversion Price in the case of the issuance of:

                  (i) Units issued or issuable upon conversion of Preferred
Units;

                  (ii) Units issued or issuable as a distribution on Preferred Units;

                  (iii) Units issued or issuable pursuant to the Membership Profit Interest Pool;

                  (iv) Units, the issuance of which is approved by the Investor Managers;

                  (v) common stock and options issued to Plan Membership Interest Holders pursuant to Section 7.3.4; or

                  (vi) Units issued or issuable by reason of a dividend, split, or other distribution on Units excluded from adjustment of the applicable Conversion Price pursuant to the preceding clauses (i), (ii), (iii), (iv) and
(v).

      7.3 Qualified IPO.

            7.3.1.Authority. If the Board determines that it is advisable and in the best interests of the Company to consummate a Qualified IPO, Sylvan and Apollo shall negotiate in good faith to determine (A) whether such Qualified IPO is to be effected by Holding, the Company or otherwise, taking into account all reasonable tax, financial, accounting, marketing and other considerations (the "Qualified IPO Structure"), (B) any and all events of dissolution of the Company and Holding, and (C) in the event of a Qualified IPO of Holding, (i) the applicable conversion ratio for Units converted or convertible into shares of common stock of Holding, (ii) the timing of any such conversion, and (iii) whether any such conversion is mandatory or elective; provided, that, upon determination of the Qualified IPO Structure, the Board shall have the power and authority to take any and all actions necessary or desirable to consummate such Qualified IPO including without limitation, incorporating the business of the Company to form the Corporate Successor or merge the Company with and into Holding (depending on the nature of the Qualified IPO Structure), and each Member hereby agrees to cooperate with the Company in connection with such Qualified IPO (including, without limitation, such incorporation or merger) and to execute and deliver any and all certificates, instruments and documents necessary or desirable to effectuate such Qualified IPO, it being acknowledged and agreed by the Members that, whether the Qualified IPO is effected by Holding, the Company or otherwise, the Members shall take any and all actions necessary or desirable to cause all rights and obligations of the Members under this Agreement which by their terms survive a Qualified IPO, to so survive.

            7.3.2.Mandatory Conversion of Preferred Units. Immediately prior to the consummation of a Qualified IPO of Holding (or, in the event of a Qualified IPO of the Corporate Successor, immediately prior to the conversion of the Company into such Corporate Successor), each Preferred Unit shall automatically be converted into Common Units at the then effective applicable Conversion Price.

            7.3.3.Optional Conversion of Common Units. From and after the date immediately prior to the consummation of a Qualified IPO of Holding, any Member holding Common Units may convert all or any of such Units into shares of common stock of Holding at the conversion ratio determined in accordance with Section
7.3.1 hereof.

            7.3.4.Conversion of Membership Profit Interests. Upon the consummation of a Qualified IPO and approval by the Board, the Membership Profit Interests shall be converted into common stock of the Corporate Successor (or Holding, as the case may be) based upon the pre-money valuation (calculated based on the actual Qualified IPO price per share but without regard to receipt of proceeds from the Qualified IPO) of the Corporate Successor (or Holding, as the case may be) in accordance with the positive Capital Account balances of the Plan Membership Interest Holders; provided, however, that such common stock (and the options to be issued pursuant to the next sentence hereof) shall be subject
(i) to the same vesting and forfeiture provisions applicable to the Membership Profit Interests prior to such conversion; and (ii) at the request of the Sylvan Board, to reasonable restrictions on transfer. In addition, the Corporate Successor (or Holding, as the case may be) will grant to the Plan Membership Interest Holders, as compensation for services, ten (10) year options to purchase a number of shares of common stock in the Corporate Successor (or Holdings, as the case may be) so that the sum of (i) the common stock issued pursuant to the preceding sentence and (ii) the common stock issuable upon the exercise of the options granted pursuant to this sentence equals, in the aggregate, twenty percent (20%) (subject to Section 4.6.4 hereof) of the outstanding shares of the Corporate Successor (or Holding, as the case may be) on a fully diluted basis immediately prior to the Qualified IPO. The options issued pursuant to this Section 7.3.4 shall be issued at an exercise price per share equal to the price per share issued in the Qualified IPO. Calculations made pursuant to this Section 7.3.4 shall be made in accordance with the methodology employed in the following examples:

            Example 1: If (i) an aggregate of $200 million in Capital Contributions are made to the Company (with the remaining Commitments being cancelled in accordance with Section 7.3.6 hereof), (ii) the number of issued and outstanding shares of stock of the Corporate Successor determined on a Fully-Diluted Basis (but without regard to the conversion of the Membership Profit Interests) is 100,000,000, and (iii) the pre-money valuation of the Company at the time of the Qualified IPO (calculated based on the actual Qualified IPO price per share but without regard to receipt of proceeds from the Qualified IPO) is One Billion Dollars ($1,000,000,000), then, in such case, the Membership Profit Interests shall be converted, in the aggregate, into 19,047,619 shares of common stock with a pre-money valuation of $160 million (i.e., 20% of the excess of $1 billion over $200 million). In addition, as compensation for services, options to purchase 5,952,381 shares of common stock at an exercise price per share equal to the Qualified IPO price shall be granted to the Plan Membership Interest Holders. Such calculation is set forth on Exhibit D hereto.

            Example 2: Assuming the same facts as in Example 1 above, except in accordance with Section 3.1.4 hereof as a result of advice of the managing underwriter with respect to the Qualified IPO, that $100,000,000 of the remaining Commitments be paid as Capital Contributions in connection with the Qualified IPO, then, in such case, the Membership Profit Interests shall be converted, in the aggregate, into 16,279,070 shares of common stock with a pre-money valuation of $140 million (i.e., 20% of the excess of $1 billion over $300 million). In addition, as compensation for services, options to purchase 8,720,930 shares of common stock at an exercise price per share equal to the Qualified IPO price shall be granted to the Plan Membership Interest Holders. Such calculation is set forth on Exhibit D hereto.

            7.3.5.Special Right to Cause a Qualified IPO. If neither the Company nor Holding has consummated a Qualified IPO on or before the third anniversary of the Effective Date, Apollo shall have the right to provide Notification to the Company and Sylvan, and pursuant thereto require Sylvan and the Company to pursue a Qualified IPO with an underwriter selected by Apollo and reasonably acceptable to Sylvan (such acceptance not to be withheld unreasonably); provided, however, that the determination of the Qualified IPO Structure shall be made as set forth in Section 7.3.1 hereof.

            7.3.6.Cancellation of All Commitments. Upon the consummation of a Qualified IPO, all remaining Commitments automatically shall be cancelled; provided, however, that nothing herein shall be deemed to terminate or otherwise limit the Members' respective obligations under Sections 3.1.3 and 3.1.4 hereof incurred prior to such Qualified IPO; provided, further, that notwithstanding anything in Sections 3.1.3 or 7.3.6 hereof to the contrary, immediately prior to a Qualified IPO, Apollo shall have the right (exercisable by delivering a Notification to the Company) to elect to either: (A) make an additional Capital Contribution (immediately prior to the Qualified IPO) in an amount equal to the excess, if any, of (i) the amount of the Sylvan Advance Contribution over (ii) the aggregate amounts previously paid by Apollo pursuant to Section 3.1.3(vi)(B) hereof, and receive allocations of Profit from the Fiscal Year including or ending on the date of the Qualified IPO equal to the amount of the additional Capital Contribution it makes pursuant to this Section 7.3.6; or (B) cancel Apollo's remaining Commitment in accordance with this Section 7.3.6. In the event Apollo fails to deliver such Notification on or before the date that is thirty (30) days prior to the consummation of a Qualified IPO, Apollo shall be deemed to have elected option "(B)" above.

      7.4 Exclusivity.

            7.4.1.Sylvan hereby acknowledges and agrees that, as long as Sylvan owns 40% or more of the outstanding Units (determined on a Fully-Diluted Basis),
(i) Sylvan shall not finance any incubator (other than the Company), the primary purpose of which is to provide funding to Industry Companies (as defined herein), and (ii) Sylvan shall (and shall cause the Sylvan Subsidiaries to) provide a Notification to the Company (the "Investment Notice") prior to Sylvan or such Sylvan Subsidiaries making any Investment in any Person that, as the primary component of such Person's business, provides, delivers or develops goods, services or content relating to education or testing through the use of the Internet or similar network or by electronic or computer technology (collectively, "Industry Companies"). Such

Investment Notice shall set forth the material terms and conditions of such Investment (a "Proposed Investment") to the extent then known by Sylvan.

            7.4.2.The Company shall have thirty (30) days from the date of the Investment Notice to provide Notification to Sylvan of the Company's decision to make the Proposed Investment (the "Company Acceptance Notice"). In the event the Company fails to provide the Company Acceptance Notice to Sylvan within such thirty (30) day period, or in the event the Company at any time provides Notification to Sylvan of the Company's decision not to make the Proposed Investment, or in the event the Company fails to make such Proposed Investment or any other Investment in such Industry Company within ninety (90) days from the date of the Company Acceptance Notice, Sylvan and the Sylvan Subsidiaries shall have the exclusive right for a period of ninety (90) days (the "Sylvan Exclusivity Period") to make the Proposed Investment on terms and conditions no more favorable to Sylvan (and the Sylvan Subsidiaries) than those set forth in the Investment Notice. If Sylvan does not consummate the Proposed Investment during the Sylvan Exclusivity Period, then Sylvan shall not make the Proposed Investment without again complying with all the provisions of this Section 7.4.

            7.4.3.This Section 7.4 shall not apply to (i) any Proposed Investment with a purchase price of Twenty-Five Million Dollars ($25,000,000) or more as a result of which Sylvan and/or the Sylvan Subsidiaries would control 70% or more of the voting or economic rights related to the Industry Company in which the Proposed Investment would be made; or (ii) any supplement to the delivery, support or use of a then-existing product or service of Sylvan and/or its Sylvan Subsidiaries to take advantage of technology (including the Internet or similar network or electronic or computer technology) without fundamentally altering the nature of such product or service.

      7.5. Real Estate Assets.

            7.5.1.The Members hereby acknowledge and agree that, as soon as practicable after the Effective Date and as part of the initial capitalization of the Company, Sylvan shall identify and acquire the Real Estate Assets and contribute to the Company all of Sylvan's rights, title and interest in and to such Real Estate Assets in accordance with Section 3.02(b) of the Formation Agreement.

            7.5.2.Without the prior written consent of Sylvan, the Company shall not Transfer the Real Estate Assets (or any interest therein) for so long as the Real Estate Assets serve a business purpose for the Company (including, without limitation, collateralizing the preferential return on the Preferred Units pursuant to Section 4.1.2 hereof; provided, however, that, upon Notification by Apollo to the Company (for so long as Apollo is a Member), the Company shall distribute or otherwise Transfer the Real Estate Assets (in a manner reasonably determined by Sylvan, and at Sylvan's option, to Sylvan or any Member other than Apollo) immediately prior to a Qualified IPO or, if earlier, at such time as Apollo reasonably determines to be in the best interests of the Company.

            7.5.3.Sylvan hereby agrees to indemnify, defend and hold harmless the Company, Apollo, the direct and indirect owners of Apollo and Holding from and against any and all losses (other than losses allocated hereunder to Holding), damages, costs, expenses, claims, suits, actions and proceedings, directly or indirectly related to or arising out of the Real Estate Assets, or the ownership by the Company thereof, including, without limitation, (i) taxes (other than taxes on income allocated hereunder to Holding from the Real Estate Assets), interest and penalties imposed or assessed against such Persons resulting from the Company's ownership or disposition of the Real Estate Assets, and (ii) claims under any Federal, state, local or foreign laws relating to protection of the environment related to or arising from the ownership or disposition of the Real Estate Assets.

      7.6 Investment Company Act. The Company shall use its best efforts to ensure that the Company and its Investments are structured to avoid the Company and Sylvan becoming an "investment company" within the meaning of the Investment Company Act; provided, however, that this Section 7.6 is not intended (and shall not be construed) to limit in any manner the authority of the Board and the Investment Committee to exercise their respective power and authority and to carry out their respective duties in accordance with Article V hereof. If changing laws, regulations and interpretations make it necessary or advisable to register the Company under the Investment Company Act, the Board shall have the power to take such action as it may reasonably deem advisable (provided that such action is not adverse to the interests of any Member) in light of changing regulatory conditions in order to permit the Company to continue in existence and to carry on its activities as provided for herein, including, without limitation, registering the Company under the Investment Company Act and taking any and all action necessary to secure such registration, and amending this Agreement as provided in Section 10.6 hereof.

      7.7 Plan Assets. Apollo hereby covenants and agrees that, as long as Apollo is a Member of the Company, Apollo shall not hold Plan Assets.

                                  ARTICLE VIII

                          Dissolution, Liquidation, and
                           Termination of the Company

      8.1 Events of Dissolution. The Company shall be dissolved upon the happening of any of the following events prior to a Qualified IPO:

            8.1.1.upon the Consent of the Members and Consent of the Preferred;

            8.1.2.upon the entering of a decree of judicial dissolution under ss.18-802 of the Act;

            8.1.3.upon the sale of all or substantially all of the assets of the Company; or

            8.1.4.upon each anniversary of the Effective Date occurring on or after the tenth anniversary of the Effective Date, unless the Members vote to not dissolve the Company at such time, pursuant to a Consent of the Members and a Consent of the Preferred.

            An Involuntary Withdrawal of a Member shall not cause the termination or dissolution of the Company, and the business of the Company shall continue. Upon any such occurrence, subject to Section 6.7 hereof, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Member shall have all the rights of such Member for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of any assignee as a substitute Member. The Transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Membership Interest shall be subject to all of the restrictions hereunder to which such Transfer would have been subject if such Transfer had been made by such Member.

      8.2 Procedure for Winding Up and Dissolution. If the Company is dissolved, the Board shall have full authority and shall proceed without any unnecessary delay to wind up the affairs of the Company. Upon winding up of the Company, each Member shall be furnished with a statement prepared by the Company's independent accountants setting forth the assets and liabilities of the Company as of the date of dissolution, and the assets of the Company shall be distributed in accordance with Section 4.1.5 hereof. If the Company is dissolved, the Board shall promptly execute, deliver and file any and all certificates, statements or documents with the Secretary of State as may be required under the Act.

                                   ARTICLE IX

                                   Operations

      9.1 Books and Records; Accounting Period and Policies.

            9.1.1.The Board shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's Business. The records shall include, but not be limited to, (i) true and full information regarding the state of the Business and financial condition of the Company, (ii) a copy of the Certificate and this

Agreement, and all amendments to the Certificate and/or this Agreement, (iii) a current list of the name and last known business, residence, or mailing address of each Member; and (iv) copies of the Company's federal, state, and local income tax or information returns and reports.

            9.1.2.The Company's books and records shall be maintained in accordance with United States generally accepted accounting principles and shall be available at the Company's principal office for examination by any Member or a Member's duly authorized representative at any and all reasonable times during normal business hours. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

            9.1.3.Unless otherwise determined by the Board, the Company's fiscal year and taxable year shall be the calendar year, subject to the requirements and limitations of the Code.

      9.2 Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts maintained in the Company's name. The Board shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

      9.3 Taxes and Reports.

            9.3.1.The Company shall duly and timely file with appropriate United States federal, state and other governmental agencies all tax returns and other reports required to be filed by it. At least twenty (20) days prior to the filing of such tax returns with such governmental agencies, the Company shall deliver to the Board draft tax returns. The Company shall timely pay in full and/or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities. Within seventy-five (75) days after the end of each taxable year of the Company, the Board shall cause to be sent to each Person who was a Member at any time during the accounting year then ended: (i) an annual compilation report, prepared by the Company's independent accountants in accordance with standards issued by the American Institute of Certified Public Accountants; and (ii) a report summarizing the fees and other remuneration paid by the Company to any Member in respect of the taxable year. In addition, within seventy-five (75) days after the end of each taxable year of the Company, the Board shall cause to be sent to each Person who was a Membership Interest Holder at any time during the taxable year then ended, the tax information concerning the Company which is necessary for preparing the Membership Interest Holder's income tax returns for that year. At the request of any Member, and at the Member's expense, the Board shall cause an audit of the Company's books and records to be prepared by the Company's independent accountants for the period requested by the Member.

            9.3.2.Sylvan shall be the Company's Tax Matters Member so long as it is a Member. Subject to the direction of the Board, the Tax Matters Member shall have all powers and responsibilities of the "tax matters partner" provided in Code Section 6221, et seq. The Tax Matters Member shall keep all Members informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Member. The Company shall pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Member in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company.

            9.3.3.Until such time as the Company determines to convert to a corporation pursuant to Section 7.3 hereof, the Tax Matters Member and the Company shall take any and all actions required to classify the Company as a partnership for United States federal income tax purposes (and shall take no action inconsistent with the Company's intent to be classified as a partnership for United States federal income tax purposes). By executing this Agreement, each of the Members hereby consents to actions taken by the Company and the Tax Matters Member consistent with this Section 9.3.

            9.3.4.The Board shall have the authority to cause the Tax Matters Member to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Code Section 754.

                                    ARTICLE X

                               General Provisions

      10.1 Title to Company Property. All property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company property in its individual name or right, and each Member's Membership Interest shall be personal property for all purposes.

      10.2 Arbitration. Subject to Section 10.5 hereof, in the event of any dispute between the Members arising under or relating to this Agreement, the Members shall use their best efforts to resolve such dispute by negotiation, including pursuing available dispute resolution procedures such as mediation. If the Members are unable to resolve such dispute within ten (10) days after either Member provides Notification to the other of such Member's intent to submit the dispute to arbitration pursuant hereto, such dispute shall be submitted by the Members to arbitration in accordance with the procedures of the American Arbitration Association. Any resulting hearing shall be held in the Baltimore, Maryland area, or at such other location as may be agreed upon by the

Members. The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction. The costs of any arbitration shall be borne equally by the parties.

      10.3 Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of property of the Company.

      10.4 Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (each, a "Notification") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. A Notification must be addressed to a Membership Interest Holder at the Membership Interest Holder's last known address on the records of the Company. A Notification to the Company must be addressed to the Company's principal office (Attention: Chief Executive Officer). A Notification delivered personally will be deemed given only when acknowledged in writing by the Person to whom it is delivered. A Notification that is sent by certified or registered mail will be deemed given on the date of certification or registry thereof. Any party may designate, by Notification to all of the others, substitute addresses or addressees for notices, and, thereafter, notices are to be directed to those substitute addresses or addressees.

      10.5 Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy such injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured shall be entitled to seek (in addition to any other remedies which may be available to that party) one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

      10.6 Entire Agreement; Amendment; Waiver. This Agreement, the Formation Agreement, the Registration Agreement, the Management Employment Documents and that certain Purchase Agreement dated February 23, 2000, by and among Sylvan, Apollo Investment Fund IV, LP and certain other Persons (other than that certain Term Sheet attached as Exhibit 7.4 to such Purchase Agreement (the "Term Sheet")), as amended, constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede any and all prior agreements, understandings, negotiations, and discussions of the parties, whether oral or written, including without limitation the Term Sheet. Except as set forth in Section 4.4.1 hereof, no amendment, modification or waiver of this Agreement shall be binding unless approved in writing by Consent of the Members (subject to Section 5.1.1(iv)(D) hereof), or in the case of a waiver, by the party for whom such benefit was intended. No waiver of any of the provisions of this

Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided in writing.

      10.7 Applicable Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws, and the rights, duties, and obligations of the Members shall be as stated in the Act except as provided herein. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the State of Delaware or any Delaware court having jurisdiction over the subject matter of the dispute or matter. Each Member consents to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

      10.8 Word Meanings; Headings. In this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa unless the context otherwise requires. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

      10.9 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      10.10 Interpretation. The parties and their respective legal counsel actively participated in the negotiation and drafting of this Agreement, and in the event of any ambiguity or mistake herein, or any dispute among the parties with respect to the provisions hereof, no provision of this Agreement shall be construed unfavorably against any of the parties on the ground that he, it, or his or its counsel was the drafter thereof.

      10.11 Separability. Each provision of this Agreement shall be considered separable, and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

      10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

WITNESS/ATTEST:                    MEMBERS:

                                   SYLVAN LEARNING SYSTEMS, INC.


------------------------------     By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:

                                    AP EDUCATE INVESTMENTS, LLC
                                    By:   APOLLO MANAGEMENT IV,
                                          L.P., its manager

                                          By:   AIF IV MANAGEMENT,
                                                INC., its General Partner

------------------------------     By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:

                                   SYLVAN VENTURES, INC.


------------------------------     By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:

                                    BBHT EDUCATE INVESTMENT, LLC


-------------------------------    By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:

                                    BBHT EDUCATE INVESTMENT II, LLC

--------------------------------   By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:

                                    INCUBATOR INVESTMENT, LLC


--------------------------------    By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:


--------------------------------    /s/B. Lee McGee
                                    -------------------------------------------
                                    Name: B. Lee McGee


--------------------------------    /s/Timothy Daniels
                                    -------------------------------------------
                                    Name:


--------------------------------    /s/Bruce Davis
                                    -------------------------------------------
                                    Name: Bruce Davis


--------------------------------    /s/Brett Forman
                                    -------------------------------------------
                                    Name: Brett Forman


--------------------------------    /s/Earle Pratt
                                    -------------------------------------------
                                    Name: Earle Pratt


--------------------------------    /s/David C. Benoit
                                    -------------------------------------------
                                    Name: David C. Benoit


--------------------------------    /s/Mark Sneff
                                    -------------------------------------------
                                    Name: Mark Sneff

                              SYLVAN VENTURES, LLC

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                LIST OF EXHIBITS

Exhibit A         List of Members, Initial Capital Contributions, Commitments,
                  Units and Percentages

Exhibit B         Certificate of Organization and Certificate of Amendment

Exhibit C         Membership Profit Interest Plan

Exhibit D         Calculation of Conversion of Membership Profit Interests upon
                  Qualified IPO

Exhibit E         Description of Real Estate Assets

Exhibit F         Permitted Affiliate Transactions